Exhibit 99.1

Independent Auditors’ Report

The Board of Directors
Fidelity & Guaranty Life Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Fidelity & Guaranty Life Holdings, Inc. and subsidiaries (Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fidelity & Guaranty Life Holdings, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008.

/s/ KPMG LLP

Baltimore, Maryland
April 26, 2011

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
As of December 31

	2010	2009
	(In thousands)

ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value	$15,361,477	$14,162,003
Equity securities available-for-sale, at fair value	292,777	367,274
Trading securities	—	240,130
Derivative investments	161,468	273,298
Other invested assets	90,838	92,693

Total investments	15,906,560	15,135,398
Cash and cash equivalents	639,247	823,284
Accrued investment income	202,226	191,614
Notes receivable from affiliates, including accrued interest	76,257	90,413
Deferred policy acquisition costs and present value of in-force	1,764,868	2,528,377
Reinsurance recoverable	1,830,083	1,761,337
Deferred tax asset, net	151,702	74,624
Other assets	41,902	66,640

Total assets	$20,612,845	$20,671,687

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Future policy benefits	$3,473,956	$3,469,627
Contractholder funds	15,081,681	15,241,484
Liability for policy and contract claims	63,427	79,776
Notes payable to affiliate, including accrued interest	244,584	244,840
Due to affiliates	12,719	12,881
Other liabilities	391,839	687,076

Total liabilities	$19,268,206	$19,735,684
Shareholder’s equity:
Common stock, $0.01 par value; 1,000 shares authorized, 102.5 shares and 100 shares issued and outstanding, respectively	—	—
Additional paid-in capital	1,754,571	1,757,641
Retained earnings (deficit)	(437,595)	(609,692)
Accumulated other comprehensive income (loss)	27,663	(211,946)

Total shareholder’s equity	$1,344,639	$936,003

Total liabilities and shareholder’s equity	$20,612,845	$20,671,687

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31

	2010	2009	2008
	(In thousands)

Revenues:
Premiums	$219,970	$252,415	$273,832
Net investment income	909,756	951,869	998,552
Interest earned on affiliated notes receivable	5,831	5,832	5,570
Net investment gains (losses)	60,117	(138,106)	(969,561)
Insurance and investment product fees and other	108,254	112,130	119,419

Total revenues	1,303,928	1,184,140	427,812

Benefits and expenses:
Benefits and other changes in policy reserves	862,994	1,097,335	826,411
Acquisition and operating expenses, net of deferrals	100,902	150,486	155,180
Amortization of deferred acquisition costs and intangibles	273,038	170,641	294,626
Goodwill impairment	—	—	112,829
Interest expense on notes payable to affiliate	25,019	19,840	—

Total benefits and expenses	1,261,953	1,438,302	1,389,046

Income (loss) before income taxes	41,975	(254,162)	(961,234)
Income tax benefit	(130,122)	(50,381)	(121,907)

Net income (loss)	$172,097	$(203,781)	$(839,327)

Supplemental disclosures:
Total other-than-temporary impairments	$(143,737)	$(488,246)	$(464,265)
Portion of other-than-temporary impairments included in other comprehensive income (loss)	(57,614)	(169,343)	—

Net other-than-temporary impairments	(86,123)	(318,903)	(464,265)
Other investment gains (losses)	146,240	180,797	(505,296)

Total net investment gains (losses)	$60,117	$(138,106)	$(969,561)

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)

				Accumulated
		Additional	Retained	Other	Total
	Common	Paid-in-	Earnings	Comprehensive	Shareholder’s
	Stock	Capital	(Deficit)	Income (Loss)	Equity
	(In thousands)

Balance, January 1, 2008	$—	$1,657,016	$433,416	$(70,083)	$2,020,349

Comprehensive loss:
Net loss	—	—	(839,327)	—	(839,327)
Other comprehensive loss:
Unrealized investment losses	—	—	—	(1,663,880)	(1,663,880)
Other	—	—	—	100	100

Comprehensive loss	—	—	—	—	(2,503,107)
Capital contribution and other	—	100,296	—	—	100,296

Balance, December 31, 2008	$—	$1,757,312	$(405,911)	$(1,733,863)	$(382,462)

Comprehensive income:
Net loss	—	—	(203,781)	—	(203,781)
Other comprehensive income:
Unrealized investment gains	—	—	—	1,521,857	1,521,857
Other	—	—	—	60	60

Comprehensive income	—	—	—	—	1,318,136
Capital contribution and other	—	329	—	—	329

Balance, December 31, 2009	$—	$1,757,641	$(609,692)	$(211,946)	$936,003

Comprehensive income:
Net income	—	—	172,097	—	172,097
Other comprehensive income:
Unrealized investment gains	—	—	—	240,516	240,516
Other	—	—	—	(907)	(907)

Comprehensive income	—	—	—	—	411,706
Issuance of 2.5 shares of common stock	—	30,655	—	—	30,655
Return of capital to parent		(33,725)	—	—	(33,725)

Balance, December 31, 2010	$—	$1,754,571	$(437,595)	$27,663	$1,344,639

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31

		2009	2008
		Revised,	Revised,
	2010	See Note 2	See Note 2
	(In thousands)

Cash flows from operating activities:
Net income (loss)	$172,097	$(203,781)	$(839,327)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Realized capital and other (gains) losses on investments	(60,117)	138,106	969,561
Deferred income taxes	(131,845)	(53,179)	(114,176)
Amortization of fixed maturity discounts and premiums	3,850	8,778	14,761
Amortization of deferred acquisition costs, intangibles, and software	279,332	181,018	306,406
Deferral of policy acquisition costs	(133,120)	(124,995)	(312,726)
Interest credited/index credit to contractholder account balances	557,672	809,441	34,487
Charges assessed to contractholders for mortality and administration	(30,347)	(35,090)	(47,900)
Impairment of goodwill	—	—	112,829
Changes in assets and liabilities:
Trading securities	240,130	19,090	(4,840)
Reinsurance recoverable	(17,225)	(67,033)	(50,983)
Accrued investment income	(10,612)	7,371	3,784
Future policy benefits	4,329	(55,203)	509,819
Liability for policy and contract claims	(16,349)	(6,403)	13,518
Change in affiliates	(162)	(9,569)	52,070
Other assets and other liabilities	(249,251)	209,510	(97,297)

Net cash provided by operating activities	608,382	818,061	549,986

Cash flows from investing activities:
Proceeds from investments, sold, matured or repaid:
Fixed maturities	3,417,679	3,214,504	4,505,057
Equity securities	114,864	20,982	3,847
Other invested assets	2,585	5,255	3,413
Derivative investments and other	287,787	57,457	38,729
Cost of investments acquired:
Fixed maturities	(3,763,386)	(2,901,860)	(4,102,295)
Equity securities	—	(1,000)	—
Other invested assets	(224)	(8,539)	(3,220)
Derivative investments and other	(109,236)	(148,857)	(430,682)
Net (increase) decrease in policy loans	(769)	2,236	(3,308)

Net cash (used in) provided by investing activities	(50,700)	240,178	11,541

Cash flows from financing activities:
Capital contribution from parent company and other	30,655	329	100,296
Return of capital to parent	(33,725)	—	—
Contractholder account deposits	1,401,854	928,175	1,849,333
Contractholder account withdrawals	(2,140,503)	(2,356,404)	(2,525,858)
Drawdown of revolving credit facility from affiliate	23,616	—	—
Repayment of revolving credit facility to affiliate	(23,616)	—	—
Issuance of notes to affiliate	—	225,000	—

Net cash used in financing activities	(741,719)	(1,202,900)	(576,229)

Change in cash & cash equivalents	(184,037)	(144,661)	(14,702)
Cash & cash equivalents, beginning of year	823,284	967,945	982,647

Cash & cash equivalents, end of year	$639,247	$823,284	$967,945

Supplemental disclosures of cash flow information:
Income taxes paid (recovered)	$652	$(12,970)	$296
Interest paid	$25,275	$—	$—

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

NOTE 1:	ORGANIZATION, NATURE OF OPERATIONS, AND BASIS OF PRESENTATION

Organization and Nature of Operations

The accompanying financial statements include the accounts of Fidelity & Guaranty Life Holdings, Inc. (the “Company” or “FGLH”), a Delaware corporation, which was a direct, wholly-owned subsidiary of OM Group (UK) Limited (“OMGUK”) at December 31, 2010. OMGUK is a direct, wholly-owned subsidiary of Old Mutual plc of London, England (“OM”).

The Company’s primary business is the sale of individual life insurance products and annuities through independent agents, managing general agents, and specialty brokerage firms and in selected institutional markets. The Company’s principal products are deferred annuities (including fixed indexed annuities), immediate annuities and life insurance products. The Company’s insurance subsidiaries are licensed in all fifty states and the District of Columbia and markets products through its wholly-owned subsidiaries, Fidelity & Guaranty Life Insurance Company (formerly, OM Financial Life Insurance Company, (“FGL Insurance”)), which is domiciled in Maryland, and Fidelity & Guaranty Life Insurance Company of New York, (formerly, OM Financial Life Insurance Company of New York (“FGL NY Insurance”)), which is domiciled in New York.

See Note 17 for a discussion of the sale by OM of all of the Company’s capital stock to Harbinger F&G, LLC (“Harbinger F&G”), a wholly-owned subsidiary of Harbinger Group Inc. (“HGI”) on April 6, 2011 for $350,000 (which could be reduced by up to $50,000 post-closing if certain regulatory approval is not received) and the assignment to Harbinger F&G of notes receivable from the Company. Following this sale, the Company’s charter was amended to change its name from Old Mutual U.S. Life Holdings, Inc. to Fidelity & Guaranty Life Holdings, Inc. Similarly, the charters of OM Financial Life Insurance Company and OM Financial Life Insurance Company of New York were amended to change their names to Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, respectively. The charter amendments for the Company and OM Financial Life Insurance Company were accepted by Delaware and Maryland on April 11, 2011, making their name changes effective on April 11, 2011. The charter amendment for OM Financial Life Insurance Company of New York was accepted by New York on April 14, 2011, making its name change effective on April 14, 2011.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). GAAP policies which significantly affect the determination of financial position, results of operations and cash flows, are summarized below.

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES AND NEW ACCOUNTING STANDARDS

Significant Accounting Policies

Principles of consolidation

The accompanying consolidated financial statements include the accounts of FGLH and all other entities in which the Company has a controlling financial interest and any variable interest entities (“VIEs”) in which the Company is the primary beneficiary. All material intercompany accounts and transactions have been eliminated in consolidation. See Note 4 for an additional discussion of VIEs.

Accounting estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Those estimates are inherently subject to change and actual results could differ from those estimates. Included among the material (or potentially material) reported amounts and

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

disclosures that require extensive use of estimates are: fair value of certain invested assets and derivatives including embedded derivatives, other-than-temporary impairments, deferred acquisition costs (“DAC”), present value of in-force (“PVIF”), deferred sales inducements (“DSI”), impairment of goodwill, future policy benefits, other contractholder funds, income taxes and the potential effects of resolving litigated matters.

Investment securities

At the time of purchase, the Company designates its investment securities as either available-for-sale or trading and reports them in the Company’s Consolidated Balance Sheets at fair value.

Available-for-sale (“AFS”) consist of fixed maturity and equity securities and are stated at fair value with unrealized gains and losses included within accumulated other comprehensive income (loss), net of associated DAC, PVIF, DSI, and deferred income taxes.

Trading securities consist of fixed maturity and equity securities and money market investments in designated portfolios. Trading securities are carried at fair value and changes in fair value are recorded in net investment gains (losses) on the Company’s Consolidated Statements of Operations as they occur. The Company sold all trading securities during 2010.

Securities held on deposit with various state regulatory authorities had a fair value of $13,474 and $13,199 at December 31, 2010 and 2009, respectively.

AFS securities — evaluation for recovery of amortized cost

The Company regularly reviews its AFS securities for declines in fair value that the Company determines to be other-than-temporary. For an equity security, if the Company does not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, the Company concludes that an other-than-temporary impairment (“OTTI”) has occurred and the cost of the equity security is written down to the current fair value, with a corresponding charge to realized loss on the Company’s Consolidated Statements of Operations. When assessing the Company’s ability and intent to hold an equity security to recovery, the Company considers, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of the decline, a fundamental analysis of the liquidity, business prospects and overall financial condition of the issuer.

For the Company’s fixed maturity AFS securities, the Company generally considers the following in determining whether the Company’s unrealized losses are other than temporarily impaired:

•	The estimated range and period until recovery;

•	Current delinquencies and nonperforming assets of underlying collateral;

•	Expected future default rates;

•	Collateral value by vintage, geographic region, industry concentration or property type;

•	Subordination levels or other credit enhancements as of the balance sheet date as compared to origination; and

•	Contractual and regulatory cash obligations.

Prior to adoption of new accounting guidance related to the recognition and presentation of other-than-temporary impairments on January 1, 2009, the Company generally recognized an other-than-temporary impairment on debt securities in an unrealized loss position when the Company did not expect full recovery of value or did not have the intent and ability to hold such securities until they had fully recovered

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

their amortized cost. The recognition of other-than-temporary impairments prior to January 1, 2009 represented the entire difference between the amortized cost and fair value with this difference recorded as a realized loss and recorded in net income (loss) as an adjustment to the amortized cost of the security.

Upon adoption on January 1, 2009 of guidance related to OTTI issued by the FASB in April 2009 for the Investments — Debt & Equity Securities topic, the Company recognized other-than-temporary impairments on debt securities in an unrealized loss position when one of the following circumstances exists:

•	The Company does not expect full recovery of its amortized cost based on the estimate of cash flows expected to be collected,

•	The Company intends to sell a security or

•	It is more likely than not that the Company will be required to sell a security prior to recovery.

As of January 1, 2009, if the Company intends to sell a debt security or it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis and the fair value of the security is below amortized cost, the Company will conclude that an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized loss on the Company’s Consolidated Statements of Operations. If the Company does not intend to sell a debt security or it is more likely than not the Company will not be required to sell a debt security before recovery of its amortized cost basis and the present value of the cash flows expected to be collected is less than the amortized cost of the security (referred to as the credit loss), an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized loss on the Company’s Consolidated Statements of Operations, as this amount is deemed the credit loss portion of the OTTI. The remainder of the decline to fair value is recorded in AOCI to unrealized OTTI on AFS securities on the Company’s Consolidated Statements of Shareholder’s Equity (Deficit), as this amount is considered a noncredit (i.e., recoverable) impairment.

When assessing the Company’s intent to sell a debt security or if it is more likely than not the Company will be required to sell a debt security before recovery of its cost basis, the Company evaluates facts and circumstances such as, but not limited to, decisions to reposition the Company’s security portfolio, sale of securities to meet cash flow needs and sales of securities to capitalize on favorable pricing. In order to determine the amount of the credit loss for a security, the Company calculates the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows the Company expects to recover. The discount rate is the effective interest rate implicit in the underlying security. The effective interest rate is the original yield or the yield at the date the debt security was previously impaired.

When evaluating mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) the Company considers a number of pool-specific factors as well as market level factors when determining whether or not the impairment on the security is temporary or other-than-temporary. The most important factor is the performance of the underlying collateral in the security and the trends of that performance. The Company uses this information about the collateral to forecast the timing and rate of mortgage loan defaults, including making projections for loans that are already delinquent and for those loans that are currently performing but may become delinquent in the future. Other factors used in this analysis include type of underlying collateral (e.g., prime, Alt-A or subprime), geographic distribution of underlying loans and timing of liquidations by state. Once default rates and timing assumptions are determined, the Company then makes assumptions regarding the severity of a default if it were to occur. Factors that impact the severity assumption include expectations for future home price appreciation or depreciation, loan size, first lien versus second lien, existence of loan level private mortgage insurance, type of occupancy and geographic distribution of loans. Once default and severity assumptions are determined for the security in question, cash flows for the

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

underlying collateral are projected including expected defaults and prepayments. These cash flows on the collateral are then translated to cash flows on the Company’s tranche based on the cash flow waterfall of the entire capital security structure. If this analysis indicates the entire principal on a particular security will not be returned, the security is reviewed for OTTI by comparing the present value of expected cash flows to amortized cost. To the extent that the security has already been impaired or was purchased at a discount, such that the amortized cost of the security is less than or equal to the present value of cash flows expected to be collected, no impairment is required. The Company also considers the ability of monoline insurers to meet their contractual guarantees on wrapped MBS securities. Otherwise, if the amortized cost of the security is greater than the present value of the cash flows expected to be collected, then impairment is recognized.

The cumulative effect of the adoption of these amendments to the Investments — Debt and Equity Securities Topic as of January 1, 2009 had an immaterial impact to the historical financial statements of the Company as significantly all previously taken OTTI were determined to be primarily credit related or related to debt securities which the Company intended to sell.

The Company includes on the face of the Consolidated Statements of Operations the total OTTI recognized in net investment gains (losses), with an offset for the amount of noncredit impairments recognized in AOCI. The Company discloses the amount of OTTI recognized in AOCI, and the enhanced disclosures related to OTTI in Note 3.

Fair value measurements

The Company’s measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which may include the Company’s own credit risk. The Company’s estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability (“exit price”) in the principal market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability (“entry price”). Pursuant to the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), the Company categorizes financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:

Level 1 — Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 — Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date based on the best information available in the circumstances.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lower level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.

Trading and AFS securities — fair valuation methodologies and associated inputs

The Company measures the fair value of its securities classified as trading and AFS based on assumptions used by market participants in pricing the security. The most appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and the Company consistently applies the valuation methodology to measure the security’s fair value. The Company’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. The Company uses observable and unobservable inputs in its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators, industry and economic events are monitored and further market data is acquired if certain triggers are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. For those securities trading in less liquid or illiquid markets with limited or no pricing information, the Company uses unobservable inputs in order to measure the fair value of these securities. This valuation relies on management’s judgment concerning the discount rate used in calculating expected future cash flows, credit quality, industry sector performance and expected maturity.

The Company did not adjust prices received from third parties in 2010 or 2009. The Company does analyze the third-party pricing service’s valuation methodologies and related inputs and performs additional evaluations to determine the appropriate level within the fair value hierarchy.

Derivative instruments — fair valuation methodologies and associated inputs

The fair value of derivative assets and liabilities is based upon valuation pricing models and represent what the Company would expect to receive or pay at the balance sheet date if the Company cancelled the options, entered into offsetting positions, or exercised the options. The fair value of swaps are based upon valuation pricing models and represent what the Company would expect to receive or pay at the balance sheet date if the Company cancelled the swaps or entered into offsetting swap positions. The fair value of futures contracts at the balance sheet date represents the cumulative unsettled variation margin. Fair values for these instruments are determined externally by an independent actuarial firm using market observable inputs, including interest rates, yield curve volatilities, and other factors. Credit risk related to the counterparty is considered when estimating the fair values of these derivatives. However, the Company is largely protected by collateral arrangements with counterparties.

The fair values of the embedded derivatives in the Company’s Fixed Index Annuity (“FIA”) products are derived using market indices, pricing assumptions and historical data.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

Other investments — fair valuation methodologies and associated inputs

Separate account assets are comprised of actively-traded institutional and retail mutual fund investments valued by the respective mutual fund companies but held in separate accounts. Fair values and changes in the fair values of the Company’s separate account assets generally accrue directly to the policyholders and are not included in the Company’s revenues and expenses or equity.

Derivative instruments

The Company hedges certain portions of the Company’s exposure to equity market risk by entering into derivative transactions. All of the Company’s derivative instruments are recognized as either assets or liabilities on the Company’s Consolidated Balance Sheets at fair value. The change in fair value is recognized in the Consolidated Statements of Operations within net investment gains (losses).

The Company purchases and issues financial instruments and products that may contain embedded derivative instruments. If it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host contract for measurement purposes. The embedded derivative is carried at fair value with changes in fair value reported in the Company’s Consolidated Statements of Operations.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and includes all highly liquid debt instruments purchased with a maturity of three months or less.

DAC, PVIF and DSI

Commissions and other costs of acquiring annuities and other investment contracts, universal life (“UL”) insurance, and traditional life insurance, which vary with and are related primarily to the production of new business, have been deferred to the extent recoverable. PVIF is an intangible asset that reflects the estimated fair value of in-force contracts in a life insurance company acquisition and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the business in force at the acquisition date. Bonus credits to policyholder account values are considered DSI, and the unamortized balance is reported in DAC on the Company’s Consolidated Balance Sheets.

The methodology for determining the amortization of DAC, PVIF, and DSI varies by product type. For all insurance contracts, amortization is based on assumptions consistent with those used in the development of the underlying contract adjusted for emerging experience and expected trends. DAC, PVIF and DSI amortization are reported within amortization of deferred acquisition costs and intangibles on the Company’s Consolidated Statements of Operations.

Acquisition costs for UL and investment-type products, which include fixed indexed and deferred annuities, are generally amortized over the lives of the policies in relation to the incidence of estimated gross profits (“EGPs”) from investment income, surrender charges and other product fees, policy benefits, maintenance expenses, mortality net of reinsurance ceded and expense margins, and actual realized gain (loss) on investments.

Acquisition costs for all traditional life insurance, which includes individual whole life and term life insurance contracts, are amortized as a level percent of premium of the related policies. DAC for payout

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

annuities is incorporated into the reserve balances on a net basis, thus amortizing the DAC over the lifetimes of the contracts.

The carrying amounts of DAC, PVIF, and DSI are adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS and certain derivatives and embedded derivatives. Amortization expense of DAC, PVIF, and DSI reflects an assumption for an expected level of credit-related investment losses. When actual credit-related investment losses are realized, the Company performs a retrospective unlocking of DAC, PVIF and DSI amortization as actual margins vary from expected margins. This unlocking is reflected in the Company’s Consolidated Statements of Operations.

For annuity, universal life insurance, and investment-type products, the DAC asset is adjusted for the impact of unrealized gains (losses) on investments as if these gains (losses) had been realized, with corresponding credits or charges included in accumulated other comprehensive income as a shadow adjustment.

Each reporting period, the Company may record an adjustment to the amounts included within the Company’s Consolidated Balance Sheets for DAC, PVIF, and DSI with an offsetting benefit or charge to expense for the impact of the difference between the future EGPs used in the prior period and the emergence of actual and updated future EGPs in the current period. In addition, annually the Company conducts a comprehensive review of the assumptions and the projection models used for the Company’s estimates of future gross profits underlying the amortization of DAC, PVIF, and DSI and the calculations of the embedded derivatives and reserves for certain annuity and life insurance products. These assumptions include investment margins, mortality, persistency and maintenance expenses (costs associated with maintaining records relating to insurance and annuity contracts and with the processing of premium collections, deposits, withdrawals and commissions). Based on the Company’s review, the cumulative balance of DAC included on the Company’s Consolidated Balance Sheets are adjusted with an offsetting benefit or charge to amortization expense to reflect such change.

DAC, PVIF, and DSI are reviewed periodically to ensure that the unamortized portion does not exceed the expected recoverable amounts.

Reinsurance

The Company’s insurance companies enter into reinsurance agreements with other companies in the normal course of business. Assets and liabilities and premiums and benefits from certain reinsurance contracts are netted on the Company’s Consolidated Balance Sheets and Consolidated Statements of Operations, respectively, when there is a right of offset explicit in the reinsurance agreements. All other reinsurance agreements are reported on a gross basis on the Company’s Consolidated Balance Sheets as an asset for amounts recoverable from reinsurers or as a component of other liabilities for amounts, such as premiums, owed to the reinsurers, with the exception for amounts for which the right of offset also exists. Premiums, benefits and DAC are reported net of insurance ceded.

Goodwill

The Company recognizes the excess of the purchase price over the fair value of identifiable net assets acquired as goodwill. Goodwill is not amortized, but is reviewed at least annually for indications of impairment, with consideration given to financial performance and other relevant factors. In addition, certain events, including a significant adverse change in legal factors or the business climate, an adverse action or assessment by a regulator or unanticipated competition, would cause the Company to review the carrying amounts of goodwill for impairment. The Company is required to perform a two-step test in the Company’s

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

evaluation of the carrying value of goodwill for impairment. In Step 1 of the evaluation, the fair value of the reporting unit is determined and compared to the carrying value of the reporting unit. If the fair value is greater than the carrying value, then the carrying value is deemed to be sufficient and Step 2 is not required. If the fair value estimate is less than the carrying value, it is an indicator that impairment may exist and Step 2 is required to be performed. In Step 2, the implied fair value of the reporting unit’s goodwill is determined by assigning the reporting unit’s fair value as determined in Step 1 to all of its net assets (recognized and unrecognized) as if the reporting unit had been acquired in a business combination at the date of the impairment test. If the implied fair value of the reporting unit’s goodwill is lower than its carrying amount, goodwill is impaired and written down to its implied fair value, and a charge is reported on the Company’s Consolidated Statements of Operations.

Future policy benefits and other contractholder funds

The liabilities for future policy benefits and contractholder funds for investment contracts and UL insurance policies consist of contract account balances that accrue to the benefit of the contractholders, excluding surrender charges. The liabilities for future insurance contract benefits and claim reserves for traditional life policies are computed using assumptions for investment yields, mortality and withdrawals based principally on generally accepted actuarial methods and assumptions at the time of contract issue. Investment yield assumptions for traditional life reserves for all contracts range from 4.47% to 6.50% depending on the time of contract issue. The investment yield assumptions for immediate and deferred annuities range from 0.10% to 6.90%. These investment yield assumptions are intended to represent an estimation of the interest rate experience for the period that these contract benefits are payable.

UL products with secondary guarantees represented approximately 82.5% of permanent life insurance face amount in force as of December 31, 2010. Liabilities for the secondary guarantees on UL-type products are calculated by multiplying the benefit ratio by the cumulative assessments recorded from contract inception through the balance sheet date less the cumulative secondary guarantee benefit payments plus interest. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes in a manner similar to the unlocking of DAC, PVIF and DSI. The accounting for secondary guarantee benefits impacts, and is impacted by, EGPs used to calculate amortization of DAC, PVIF and DSI.

Fixed indexed annuities are equal to the total of the policyholder account values before surrender charges, and additional reserves established on certain features offered that link interest credited to an equity index. These features are not clearly and closely related to the host insurance contract, and therefore they are recorded at fair value as an additional reserve.

Insurance premiums

The Company’s insurance premiums for traditional life insurance products are recognized as revenue when due from the contractholder. The Company’s traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of term life insurance and certain annuities with life contingencies.

Net investment income

Dividends and interest income, recorded in net investment income, are recognized when earned. Amortization of premiums and accretion of discounts on investments in debt securities are reflected in net investment income over the contractual terms of the investments in a manner that produces a constant effective yield.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

For MBS, included in the trading and AFS fixed maturity securities portfolios, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from originally anticipated prepayments, the effective yield is recalculated prospectively to reflect actual payments to date plus anticipated future payments. Any adjustments resulting from changes in effective yield are reflected in net investment income on the Company’s Consolidated Statements of Operations.

Net investment gains (losses)

Net investment gains (losses) on the Company’s Consolidated Statements of Operations includes realized gains and losses from the sale of investments, write-downs for other-than-temporary impairments of available-for-sale investments, derivative and certain embedded derivative gains and losses, and gains and losses on trading securities. Realized gains and losses on the sale of investments are determined using the specific identification method.

Product fees

Revenue from nontraditional life insurance products and deferred annuities is comprised of policy and contract fees charged for the cost of insurance, policy administration and surrenders and is assessed on a monthly basis and recognized as revenue when assessed and earned.

Benefits

Benefits for fixed and fixed indexed annuities and UL include benefit claims incurred during the period in excess of contract account balances. Benefits also include the change in reserves for life insurance products with secondary guarantee benefits. For traditional life, benefits are recognized when incurred in a manner consistent with the related premium recognition policies.

Income taxes

Through December 31, 2008, the Company provided for income taxes on a separate return filing basis pursuant to an intercompany tax sharing agreement with an affiliate, Old Mutual U.S. Holdings, Inc. The tax sharing agreement provided that the Company received benefit for net operating losses, capital losses and tax credits which were not usable on a separate return basis to the extent such items were utilized in the consolidated income tax returns. After December 31, 2008, the Company and its non-life subsidiaries filed separate federal income tax returns. The Company’s life subsidiaries file a consolidated life federal return. Deferred income taxes are recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to the extent required to reduce the deferred tax asset to an amount that the Company expects, more likely than not, will be realized.

Federal Home Loan Bank of Atlanta agreements

Contractholder funds include funds related to funding agreements that have been issued to the Federal Home Loan Bank of Atlanta (“FHLB”) as a funding medium for single premium funding agreements issued by the Company to the FHLB.

Funding agreements were issued to the FHLB in 2003, 2004 and 2005. The funding agreements (i.e., immediate annuity contracts without life contingencies) provide a guaranteed stream of payments. Single premiums were received at the initiation of the funding agreements and were in the form of advances from the

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

FHLB. Payments under the funding agreements extend through 2022. The reserves for the funding agreement totaled $159,702 and $236,914 at December 31, 2010 and 2009, respectively.

In accordance with the agreements, the investments supporting the funding agreement liabilities are pledged as collateral to secure the FHLB funding agreement liabilities. The FHLB investments had a fair value of $231,391 and $327,213 at December 31, 2010 and 2009, respectively.

Revisions

During the year ended December 31, 2010, the Company identified adjustments related to the presentation of cash flows associated with contractholder account balances in the Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008. Since the adjustments are not material to the consolidated financial statements taken as a whole, the Company has corrected the prior year amounts within the Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008. Specifically, the Company previously included certain interest credited / index credited amounts to contractholder account balances, charges assessed for mortality and administration, and related reinsured amounts as cash flows from financing activities in its Consolidated Statements of Cash Flows. These amounts are presented in cash flows from operating activities in the revised Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008.

The effect of revising the presentation for these activities on net cash provided by operating activities and net cash used in financing activities for the years ended 2009 and 2008 is as follows:

	As Originally	As
	Reported	Revised

For the Year Ended December 31, 2009
Net cash provided by operating activities	$29,164	$818,061
Net cash used in financing activities	(414,003)	(1,202,900)
For the Year Ended December 31, 2008
Net cash provided by operating activities	$535,447	$549,986
Net cash used in financing activities	(561,690)	(576,229)

New Accounting Standards

Consolidations Topic

In June 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”), which amends the consolidation guidance related to VIEs. Primarily, the current quantitative analysis used under the Consolidations Topic of the FASB ASC was eliminated and replaced with a qualitative approach that is focused on identifying the variable interest that has the power to direct the activities that most significantly impact the performance of the VIE and absorb losses or receive returns that could potentially be significant to the VIE. In addition, this new accounting standard requires an ongoing reassessment of the primary beneficiary of the VIE, rather than reassessing the primary beneficiary only upon the occurrence of certain pre-defined events. The Company adopted these amendments effective January 1, 2010. The adoption of this standard did not have a material impact on our consolidated financial statements.

Derivatives and Hedging Topic

In July 2010, the FASB amended the Derivatives and Hedging Topic of the FASB ASC to clarify the type of embedded credit derivative that is exempt from bifurcation (“ASU 2010-11”). This guidance clarifies the

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

scope exception for embedded credit derivatives and requires that the only form of embedded credit derivatives that qualify for the exemption are credit derivatives related to the subordination of one financial instrument to another. Further, for securities no longer exempt under the new guidance, entities may continue to forgo bifurcating the embedded derivatives if they elect, on an instrument-by-instrument basis, and report the security at fair value with changes in fair value reported through the consolidated statement of operations. The Company adopted the accounting guidance in ASU 2010-11 effective January 1, 2010. The adoption of this guidance did not have an impact on our consolidated financial statements.

In March 2008, the FASB amended the Derivatives and Hedging Topic of the FASB ASC to expand the qualitative and quantitative disclosure requirements for derivative instruments and hedging activities to include how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for in accordance with the FASB ASC guidance; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. Quantitative disclosure requirements include a tabular format by primary underlying risk and accounting designation for the fair value amount, cross-referencing the location of derivative instruments in the financial statements, the amount and location of gains and losses in the financial statements for derivative instruments and related hedged items and disclosures regarding credit-risk-related contingent features in derivative instruments. These expanded disclosure requirements apply to all derivative instruments within the scope of the Derivatives and Hedging Topic of the FASB ASC, non-derivative hedging instruments and all hedged items designated and qualifying as hedges. The Company adopted these amendments effective January 1, 2009, and has included the enhanced disclosures related to the Company’s derivative instruments and hedging activities in Note 9.

Fair Value Measurements and Disclosures Topic

In January 2010, the FASB amended the Fair Value Measurement and Disclosures Topic of the FASB ASC to expand the disclosure requirements related to fair value measurements (“ASU 2010-06”). A reporting entity is now required to disclose separately the amounts of significant transfers in to and out of Level 1 and Level 2 of the fair value hierarchy and describe the reasons for the transfers. Clarification on existing disclosure requirements is also provided in this update relating to the level of disaggregation of information as to determining appropriate classes of assets and liabilities as well as disclosure requirements regarding valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Effective January 1, 2010, the Company adopted the guidance issued by the FASB which resulted in expanded disclosures within Note 10, “Fair Values of Financial Instruments”. Other than the expansion of disclosures, the adoption of this guidance did not have any impact on the Company’s consolidated financial statements.

In August 2009, the FASB amended the Fair Value Measurements and Disclosures Topic to provide further guidance on the application of fair value measurement to liabilities. These amendments provide valuation techniques to be used when measuring the fair value of a liability when a quoted price in an active market is not available. In addition, these amendments indicate that an entity is not required to include a separate input or adjustment to other inputs related to a restriction that prevents the transfer of the liability and clarify when a quoted price for a liability would be considered a Level 1 input. The Company adopted the accounting guidance for the reporting period ended December 31, 2009 which did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB amended the Fair Value Measurements and Disclosures Topic to provide additional guidance and key considerations for estimating fair value when the volume and level of activity for an asset or liability has significantly decreased in relation to normal market activity, as well as additional guidance on circumstances that may indicate a transaction that is not orderly. A change in a valuation

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

technique resulting from the adoption of this amended guidance is accounted for as a change in accounting estimate in accordance with the FASB ASC. The Company adopted the accounting guidance as of January 1, 2009 which did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2008, the Company adopted the Fair Value Measurements and Disclosure Topic of the FASB ASC. The impact of changing valuation methods to comply with Fair Value Measurements and Disclosure Topic resulted in adjustments to actuarial liabilities, which were recorded as an increase in 2008 net income of $47,802, after the impacts of DAC amortization and income taxes.

Subsequent Events Topic

In May 2009, the FASB updated the Subsequent Events Topic of the FASB ASC in order to establish standards of accounting for the disclosure of events that take place after the balance sheet date, but before the financial statements are issued. The effect of all subsequent events that existed as of the balance sheet date must be recognized in the financial statements. For those events that did not exist as of the balance sheet date, but arose after the balance sheet date and before the financial statements are issued, recognition is not required, but depending on the nature of the event, disclosure may be required in order to keep the financial statements from being misleading. The adoption of these amendments to the Subsequent Events Topic did not have an impact on the Company’s consolidated financial statements.

Future Adoption of New Accounting Standards

Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts

In October 2010, as a result of a consensus of the FASB Emerging Issues Task Force, the FASB issued ASU No. 2010-26, “Financial Services-Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts” (“ASU 2010-26”), which modifies the definition of the types of costs incurred that can be capitalized in the acquisition of new and renewal insurance contracts. This guidance defines allowable deferred acquisition costs as the incremental direct cost of contract acquisition and certain costs related directly to underwriting, policy issuance, and processing.

ASU 2010-26 is effective for fiscal years and for interim periods within those fiscal years beginning after December 15, 2011, with early application permitted. The guidance could be applied prospectively or retrospectively. The Company is currently evaluating the impact of this proposal.

Fair Value Measurements

In January 2010, the FASB issued ASU No. 2010-06, which also requires additional disclosures about purchases, sales, issuances and settlements in the rollforward of Level 3 fair value measurements. This new guidance will be effective for the Company on January 1, 2011. Other than an expansion of disclosures, the adoption of this new accounting guidance is not expected to have a material impact on the Company’s consolidated financial statements.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

NOTE 3:	INVESTMENTS

AFS Securities

The amortized cost, gross unrealized gains (losses), and fair value of AFS securities were as follows:

	As of December 31, 2010
		Gross Unrealized Gains		Gross Unrealized Losses
	Amortized Cost	Not OTTI	OTTI	Not OTTI	OTTI	Fair Value

AFS Securities
ABS	$508,396	$13,791	$—	$(2,062)	$—	$520,125
CMBS	731,065	25,669	2,821	(12,218)	—	747,337
Corporates	11,303,332	519,733	—	(173,018)	—	11,650,047
Equities	309,874	1,612	—	(18,709)	—	292,777
Hybrids	821,333	11,726	—	(60,253)	—	772,806
Municipals	542,874	8,429	—	(7,929)	—	543,374
RMBS	941,460	15,540	1,343	(26,470)	(30,702)	901,171
U.S. Government	222,461	4,306	—	(150)	—	226,617

Total AFS securities	$15,380,795	$600,806	$4,164	$(300,809)	$(30,702)	$15,654,254

	As of December 31, 2009
		Gross Unrealized Gains		Gross Unrealized Losses
	Amortized Cost	Not OTTI	OTTI	Not OTTI	OTTI	Fair Value

AFS Securities
ABS	$589,811	$15,135	$—	$(24,314)	$—	$580,632
CMBS	1,371,358	16,280	—	(131,233)	(5,650)	1,250,755
Corporates	10,197,228	243,355	2,520	(396,087)	(209)	10,046,807
Equities	411,646	7,480	—	(51,852)	—	367,274
Hybrids	998,161	9,413	—	(148,768)	—	858,806
Municipals	222,916	1,682	—	(9,837)	—	214,761
RMBS	1,142,942	10,740	1,356	(175,007)	(7,321)	972,710
U.S. Government	239,782	563	—	(2,813)	—	237,532

Total AFS securities	$15,173,844	$304,648	$3,876	$(939,911)	$(13,180)	$14,529,277

OTTI is comprised of the amount reflected on the Company’s Consolidated Statements of Operations included in AOCI during the years ended December 31, 2010 and 2009, adjusted for other changes, including but not limited to, changes in fair value and sales of fixed maturity AFS securities.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

The amortized cost and fair value of fixed maturity AFS securities by contractual maturities were as follows:

	As of December 31, 2010
		Fair
	Amortized Cost	Value

Due in one year or less	$235,972	$240,374
Due after one year through five years	2,412,256	2,506,788
Due after five years through ten years	4,478,275	4,663,480
Due after ten years	4,942,164	5,009,396

Subtotal	12,068,667	12,420,038

ABS	508,396	520,125
CMBS	731,065	747,337
Hybrids	821,333	772,806
RMBS	941,460	901,171

Total fixed maturity AFS securities	$15,070,921	$15,361,477

Actual maturities may differ from contractual maturities because issuers may have the right to call or pre-pay obligations.

As part of the Company’s ongoing securities monitoring process by a committee of investment and accounting professionals, the Company identifies securities in an unrealized loss position that could potentially be other-than-temporarily impaired. See Note 2 for the Company’s accounting policy for other than temporarily impaired investment assets. Due to the issuers’ continued satisfaction of the securities’ obligations in accordance with their contractual terms and the expectation that they will continue to do so, and for loan-backed and structured securities the present value of cash flows expected to be collected is at least the amount of the amortized cost basis of the security, management’s lack of intent to sell these securities for a period of time sufficient to allow for any anticipated recovery in fair value, and the evaluation that it is more likely than not that the Company will not be required to sell these securities prior to recovery, as well as the evaluation of the fundamentals of the issuers’ financial condition and other objective evidence, the Company believes that the fair values of the securities in the sectors identified in the tables below were temporarily depressed as of

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

December 31, 2010 and 2009. The following tables present the Company’s unrealized loss aging by investment type and length of time the security was in a continuous unrealized loss position.

The fair value and gross unrealized losses, including the portion of OTTI recognized in AOCI, of AFS securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

	As of December 31, 2010
	Less Than or Equal		Greater Than
	To Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair	Losses and	Fair	Losses and	Fair	Losses and
	Value	OTTI	Value	OTTI	Value	OTTI

AFS Securities
ABS	$87,898	$(916)	$13,205	$(1,146)	$101,103	$(2,062)
CMBS	89,222	(3,860)	127,245	(8,358)	216,467	(12,218)
Corporates	2,311,822	(74,872)	1,087,277	(98,146)	3,399,099	(173,018)
Equities	114,000	(7,039)	98,020	(11,670)	212,020	(18,709)
Hybrids	123,090	(3,943)	401,757	(56,310)	524,847	(60,253)
Municipals	240,546	(7,363)	4,651	(566)	245,197	(7,929)
RMBS	210,558	(24,872)	259,300	(32,300)	469,858	(57,172)
U.S. Government	9,273	(150)	—	—	9,273	(150)

Total AFS securities	$3,186,409	$(123,015)	$1,991,455	$(208,496)	$5,177,864	$(331,511)

Total number of AFS securities in an unrealized loss position						511

	As of December 31, 2009
	Less Than or Equal		Greater Than
	To Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair	Losses and	Fair	Losses and	Fair	Losses and
	Value	OTTI	Value	OTTI	Value	OTTI

AFS Securities
ABS	$50,773	$(18,321)	$68,869	$(5,993)	$119,642	$(24,314)
CMBS	232	(17)	517,618	(136,866)	517,850	(136,883)
Corporates	1,245,647	(2,351)	3,935,668	(393,945)	5,181,315	(396,296)
Equities	13,851	(1,668)	230,528	(50,184)	244,379	(51,852)
Hybrids	91,145	(812)	641,391	(147,956)	732,536	(148,768)
Municipals	79,091	(4,406)	64,463	(5,431)	143,554	(9,837)
RMBS	96,378	(741)	549,027	(181,587)	645,405	(182,328)
U.S. Government	193,427	(2,813)	—	—	193,427	(2,813)

Total AFS securities	$1,770,544	$(31,129)	$6,007,564	$(921,962)	$7,778,108	$(953,091)

Total number of AFS securities in an unrealized loss position						710

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

At December 31, 2010 and 2009, securities in an unrealized loss position were primarily concentrated in investment grade corporate debt instruments and structured/hybrid securities, including RMBS, commercial mortgage-backed securities (“CMBS”) and financial services sector securities. Total unrealized losses decreased by $621,580 between December 31, 2009 and 2010. The decrease was primarily due to credit spread tightening as global credit markets recovered as well as investment losses realized on security sales and impairments.

At December 31, 2010, for securities with unrealized losses, securities representing 95% of the carrying values were depressed less than 20% of amortized cost. Based upon the Company’s current evaluation of these securities in accordance with its impairment policy and the Company’s intent to retain these investments for a period of time sufficient to allow for recovery in value, the Company has determined that these securities are temporarily impaired.

The majority of the securities depressed over 20% for six consecutive months or greater in the tables above relate to financial service sector securities. Financial services sector securities include corporate bonds, as well as preferred equity issued by large financial institutions that are lower in the capital structure and, as a result, have incurred greater price depressions. Based upon the Company’s analysis of these securities and current macroeconomic conditions, the Company expects these securities to pay in accordance with their contractual obligations and, therefore, has determined that these securities are temporarily impaired as of December 31, 2010. Structured securities primarily are RMBS issues, including sub-prime and Alternative A-paper (“Alt-A”) mortgage loans and CMBS securities. Based upon the Company’s ability and intent to retain the securities until recovery and cash flow modeling results, which demonstrate recovery of amortized cost, the Company has determined that these securities are temporarily impaired as of December 31, 2010. Certain structured securities were deemed to be other than temporarily impaired, which resulted in the recognition of credit losses. Certain securities with previous credit impairment losses continue to be in an unrealized loss position at December 31, 2010 as the securities were not written down to fair value due to the Company’s intent to hold these securities until recovery and cash flow modeling results support recovery of the current amortized cost of the securities.

The following table provides a reconciliation of the beginning and ending balances of the credit loss portion of other than temporary impairments on fixed maturity securities held by the Company as of December 31, 2010 and 2009 for which a portion of the other than temporary impairment was recognized in accumulated other comprehensive income or loss:

Balance at January 1, 2009	$—
Increases attributable to credit losses on securities for which an OTTI was previously recognized	8,110
Increases attributable to credit losses on securities for which an OTTI was not previously recognized	121,057

Balance at December 31, 2009	$129,167
Increases attributable to credit losses on securities for which an OTTI was previously recognized	11,533
Increases attributable to credit losses on securities for which an OTTI was not previously recognized	23,941
Reductions for securities sold during the period	(91,248)

Balance at December 31, 2010	$73,393

For the years ended December 31, 2010, 2009 and 2008 the Company recognized losses totaling $143,737, $488,246, and $464,265, respectively, related to fixed maturity securities and equity securities which experienced other than temporary impairments and had an amortized cost of $400,313, $840,673, and

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

$600,663, and a fair value of $256,576, $352,427, and $136,398, respectively, at the time of impairment. The Company recognized impairments on these fixed maturity securities and equity securities due to declines in the financial condition and short term prospects of the issuers.

Trading Securities

The Company’s trading securities consisted of investments in two trusts that are variable interest entities for which the Company was the primary beneficiary. As discussed in Note 4, the Company disposed of its investments in both trusts during 2010. Prior to their disposal the Company consolidated these trusts and recognized the underlying securities held by the trusts as trading securities. As of December 31, 2009 the fair value of these investments was $240,130 and the portion of the market adjustment for losses that relate to trading securities still held as of December 31 2009 was $(26,091).

Net Investment Income

The major categories of net investment income on the Company’s Consolidated Statements of Operations were as follows:

	For the Years Ended December 31,
	2010	2009	2008

Fixed maturity AFS securities	$889,899	$916,789	$973,616
Equity AFS securities	22,375	20,035	45,848
Trading securities	4,519	7,019	21,631
Policy loans	6,072	5,271	6,936
Invested cash & short-term investments	272	3,095	15,397
Other investments	1,070	12,616	(48,985)

Gross investment income	924,207	964,825	1,014,443
Investment expense	(14,451)	(12,956)	(15,891)

Net investment income	$909,756	$951,869	$998,552

Net Investment Gains (Losses)

Details underlying net investment gains (losses) reported on the Company’s Consolidated Statements of Operations were as follows:

	For the Years Ended December 31,
	2010	2009	2008

Realized loss on fixed maturity AFS securities	$(33,399)	$(239,742)	$(380,292)
Realized gain (loss) on equity securities	13,092	(29,167)	(199,538)
Realized loss on trading securities	(30,711)	—	—
Realized gain (loss) on certain derivative instruments	138,161	(100,893)	(254,430)
Unrealized gain (loss) on trading securities	44,413	(25,141)	(2,735)
Unrealized (loss) gain on certain derivative instruments	(71,439)	256,837	(132,566)

Net investment gains (losses)	$60,117	$(138,106)	$(969,561)

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

Proceeds from the sale of fixed maturity securities totaled $2,582,646 in 2010, $2,970,044 in 2009 and $4,418,429 in 2008. Gross gains on the sale of fixed maturity securities totaled $146,782 in 2010, $126,758 in 2009 and $73,571 in 2008; gross losses totaled $105,274 in 2010, $112,064 in 2009 and $187,454 in 2008.

Details underlying write-downs taken as a result of OTTI that was recognized in net income (loss) and included in realized loss on AFS securities above were as follows:

	For the Years Ended December 31,
	2010	2009	2008

OTTI Recognized in Net income (loss)
ABS	$(12,784)	$—	$(18,858)
CMBS	(6,456)	(74,608)	(2,737)
Corporates	(27,061)	(135,256)	(195,755)
Equities	(1,650)	(21,618)	(162,130)
Hybrids	—	(34,022)	(49,135)
RMBS	(34,166)	(53,399)	(35,650)
Other invested assets	(264)	—	—
Other assets	(3,742)	—	—

Total	$(86,123)	$(318,903)	$(464,265)

The portion of OTTI recognized in Other Comprehensive Income (“OCI”) is disclosed in Note 14.

Concentrations of Financial Instruments

As of December 31, 2010, the Company’s most significant investment in one issuer was the Company’s investment securities issued by Wachovia Bank Commercial Mortgage with a fair value of $172,379 or 1.1% of the Company’s invested assets. As of December 31, 2009, the Company’s most significant investment in one issuer was the Company’s investment securities issued by Bank of America Corporation with a fair value of $178,434 or 1.2% of the Company’s invested assets. Additionally, as of December 31, 2010 and December 31, 2009, the Company’s most significant investment in one industry was the Company’s investment securities in the banking industry with a fair value of $2,078,728 and $2,214,016, or 13% and 15% of the invested assets portfolio, respectively. The Company utilized the industry classifications to obtain the concentration of financial instruments amount; as such, this amount will not agree to the AFS securities table above.

NOTE 4:	RELATIONSHIPS WITH VARIABLE INTEREST ENTITIES

In its capacity as an investor, the Company has relationships with various types of entities, two of which were considered variable interest entities (“VIEs”) in accordance with the Consolidation Topic of the FASB ASC. Under ASC 810, the variable interest holder, if any, that will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both, is deemed to be the primary beneficiary and must consolidate the VIE. An entity that holds a significant variable interest in a VIE, but is not the primary beneficiary, must disclose certain information regarding its involvement with the VIE.

The Company determines whether it is the primary beneficiary of a VIE by evaluating the contractual rights and obligations associated with each party involved in the entity, calculating estimates of the entity’s expected losses and expected residual returns, and allocating the estimated amounts to each party. In addition, the Company considers qualitative factors, such as the extent of the Company’s involvement in creating or managing the VIE. The Company does not have relationships with unconsolidated VIEs.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

Consolidated Variable Interest Entities

As of December 31, 2009, the Company was considered the primary beneficiary of the two trusts that were deemed to be VIEs. Upon consolidation, the Company included the securities held by the trust in its invested assets. Trust assets of $240,130 were included as trading securities in the Company’s Consolidated Balance Sheet as of December 31, 2009. Trust assets were comprised of fixed maturity securities and money market funds. The consolidation of these VIEs did not result in an increase in liabilities at December 31, 2009, and the Company’s exposure to loss did not exceed the trust assets. During 2010 the Company disposed of these two VIEs.

NOTE 5:	GOODWILL

The Company performed a goodwill impairment test in 2008. The Step 1 analysis for the Company’s reporting unit primarily utilized a discounted cash flow valuation technique. In determining the estimated fair value of the reporting unit, the Company incorporated consideration of discounted cash flow calculations, and assumptions that market participants would make in valuing the reporting unit. The Company’s fair value estimations were based primarily on an in-depth analysis of projected future cash flows and relevant discount rates, which considered market participant inputs (“income approach”). The discounted cash flow analysis required the Company to make judgments about revenues, earnings projections, capital market assumptions and discount rates. The Company had determined that it has one reporting unit for purposes of evaluating recoverability of goodwill.

The Step 1 analysis indicated impairment of goodwill as the fair value of the reporting unit was less than the carrying value. For the Step 2 analysis, the Company estimated the implied fair value of the reporting unit’s goodwill as determined by assigning the fair value of the reporting unit determined in Step 1 to all of its net assets (recognized and unrecognized) as if the reporting unit had been acquired in a business combination at the date of the impairment test. The implied fair value of goodwill was zero based on the Company’s impairment test as a result of the deterioration of economic conditions; therefore, goodwill was written off. This resulted in an impairment charge of $112,829 for the year ended December 31, 2008.

NOTE 6:	TRANSACTIONS WITH AFFILIATES

Certain of the Company’s investments were managed by various affiliated companies of OM. Fees incurred in connection with these services (excluding any overall intercompany allocations) totaled approximately $3,878, $8,100, and $10,500 for the years ended December 31, 2010, 2009 and 2008, respectively. These agreements were terminated late in 2010.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

The Company holds long-term notes from affiliated companies of OM. These notes are classified as “Notes receivable from affiliates including accrued interest” on the Consolidated Balance Sheets. These long-term notes are comprised of the following:

December 31, 2010
		Accrued
	Interest	Interest at			12/31/10
Actual Cost	Rate	12/31/10	Acquired Date	Maturity Date	Receivable

$30,000	5.9%	$4	12/15/2005	12/31/2013	$30,004
10,000	6.1%	2	12/18/2006	12/17/2014	10,002
10,000	8.3%	2	12/22/2008	12/31/2015	10,002
10,000	7.0%	2	12/18/2009	12/31/2016	10,002
16,000	7.0%	247	9/25/2006	9/25/2014	16,247

$76,000		$257			$76,257

December 31, 2009
		Accrued
	Interest	Interest at			12/31/09
Actual Cost	Rate	12/31/09	Acquired Date	Maturity Date	Receivable

$40,000	5.9%	$6	12/15/2005	12/31/2013	$40,006
10,000	6.1%	2	12/18/2006	12/17/2014	10,002
10,000	8.3%	2	12/22/2008	12/31/2015	10,002
10,000	7.0%	27	12/18/2009	12/31/2016	10,027
20,000	7.0%	376	9/25/2006	9/25/2014	20,376

$90,000		$413			$90,413

During 2010 the Company received two payments totaling $14,102, including interest, related to these notes. These notes were repaid in full on March 31, 2011. The Company received cash equal to the outstanding principal balance of $76,000 plus accrued interest of $1,541.

The Company has been involved in reinsurance transactions with an affiliated entity of OM. These transactions are described in Note 11.

The Company has certain outstanding long-term notes which were due to the former parent, OMGUK, which are classified as “Notes payable to affiliate, including accrued interest” on the Consolidated Balance Sheets. OMGUK assigned its interest in these notes to Harbinger F&G in connection with the sale of the Company. See Note 17. The components were as follows:

	December 31, 2010	December 31, 2009

Term note principal	$225,000	$225,000
Term note accrued interest	19,584	19,840

Total payable	$244,584	$244,840

On February 25, 2009, the Company borrowed $225,000 under a term loan agreement with OMGUK which bears interest at 10.24%, payable annually on February 28. The term loan is due on February 28, 2014.

Also on February 25, 2009, the Company entered into a $100,000 revolving credit facility with OMGUK under which borrowings bear interest at the three month LIBOR plus 8.18% and are due on February 28,

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

2014. During February 2010 the Company borrowed $23,616 against this revolving credit facility to pay interest on the term loan. The Company repaid the revolving credit facility in full in December 2010 with a payment of $25,275 ($23,616 of principal and $1,659 in accrued interest). As of December 31, 2010 and 2009, there were no outstanding borrowings under this revolving credit facility.

NOTE 7:	INCOME TAXES

The federal income tax expense (benefit) was as follows:

	For the Year Ended December 31,
	2010	2009	2008

Current tax expense (benefit)	$1,723	$2,754	$(7,574)
Deferred tax benefit	(131,845)	(53,135)	(114,333)

Total federal income tax benefit	$(130,122)	$(50,381)	$(121,907)

A reconciliation of the effective tax rate differences was as follows:

	For the Year Ended December 31,
	2010	2009	2008

Pre-tax income (at 35)%	$14,691	$(88,956)	$(336,432)
Effect of:
Dividends received deduction	(1,418)	—	—
GAAP goodwill	—	—	39,490
Change in valuation allowance	(145,276)	54,458	175,886
Tax credits	(709)	(1,713)	(3,566)
Other	2,590	(14,170)	2,715

Total federal income tax benefit	$(130,122)	$(50,381)	$(121,907)

Effective tax rate	310%	19.8%	12.7%

The federal income tax asset (liability) as of December 31, 2010 and 2009 on the Company’s Consolidated Balance Sheets were as follows:

	As of December 31,
	2010	2009

Current liability	$(51)	$(1,122)
Deferred asset	151,702	74,624

Total federal income tax asset	$151,651	$73,502

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

Significant components of the Company’s deferred tax assets and liabilities were as follows:

	As of December 31,
	2010	2009

Deferred tax assets
Investments	$52,952	$361,475
Unrealized loss	—	86,671
Insurance reserves & claim related adjustments	503,688	440,916
Accruals	2,050	1,546
Inter-company transactions	1,790	2,061
Net operating loss carryforward	40,594	73,915
Capital loss carryforward	260,336	158,897
AMT credit carryforward	6,490	4,767
Other tax credit carryforward	68,061	67,451
Other deferred tax assets	12,351	34,622

Total deferred tax assets	948,312	1,232,321

Valuation allowance	(87,068)	(281,450)

Deferred tax assets, net of valuation allowance	$861,244	$950,871

Deferred tax liabilities
Deferred policy acquisition costs	$550,769	$786,008
Unrealized gains	16,354	—
Other deferred tax liabilities	142,419	90,239

Total deferred tax liabilities	709,542	876,247

Net deferred tax asset	$151,702	$74,624

The application of GAAP requires the Company to evaluate the recoverability of deferred tax assets and establish a valuation allowance, if necessary, to reduce the Company’s deferred tax asset to an amount that is more likely than not to be realizable. Considerable judgment and the use of estimates are required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, the Company considers many factors, including: the nature and character of the deferred tax assets and liabilities; taxable income in prior carryback years; future reversals of temporary differences; the length of time carryovers can be utilized; and any tax planning strategies the Company would employ to avoid a tax benefit from expiring unused. The Company is required to establish a valuation allowance for any gross deferred tax assets that are unlikely to reduce taxes payable in future years’ tax returns.

As of December 31, 2010 and 2009, respectively, the Company concluded that it was more likely than not that most gross deferred tax assets will reduce taxes payable in future years. However, for the years ended December 31, 2010 and 2009, the Company does not believe that it is more likely than not that the capital losses and other investment related deferred tax assets will be fully utilized. Accordingly, valuation allowances of $69,595 and $270,560 were established at December 31, 2010 and 2009, respectively, for those assets. Valuation allowances of $17,473 and $10,890 were also established at December 31, 2010 and 2009, respectively, for the net operating losses of the non-life companies as they are unlikely to be utilized. The (decrease) increase in the valuation allowance in the amount of $(49,106), $10,139 and $40,968 were recorded

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

as a component of other comprehensive income in shareholder’s equity and $(145,276), $54,458 and $175,886, respectively, were recorded in the Company’s Consolidated Statements of Operations for the years ended December 31, 2010, 2009 and 2008, respectively.

Although realization is not assured, management believes it is more likely than not that the remaining deferred tax assets will be realized and therefore no valuation allowance has been recorded against these assets.

As of December 31, 2010 and 2009, the Company had no unrecognized tax benefits that, if recognized, would have impacted the Company’s income tax expense and the Company’s effective tax rate. The Company does not anticipate a change to its unrecognized tax benefits during 2011.

The Company recognizes interest and penalties accrued, if any, related to unrecognized tax benefits as a component of income tax expense. During the years ended December 31, 2010, 2009 and 2008, respectively, the Company did not recognize any interest and penalty expense related to uncertain tax positions. The Company did not have any accrued interest and penalty expense related to the unrecognized tax benefits as of December 31, 2010, 2009 and 2008.

The Company is currently not under any tax examinations from the Internal Revenue Service (“IRS”). However, the Company’s tax returns are open to examination under the three year statute of limitations.

At December 31, 2010, the Company has a combined net operating loss carryforward of $115,983 which will expire in the years 2023 through 2030 if unused. The Company has a capital loss carryforward of $743,817 as of December 31, 2010 which will expire in the years 2012 through 2015 if unused. In addition, the Company has tax credits available to be carried forward and applied against tax in future years of $68,061 which will expire in years 2018 through 2030 and alternative minimum tax credits of $6,490 which have no expiration date. Certain tax attributes will become annually limited in terms of realization as a consequence of the acquisition of the Company by Harbinger F&G from OMGUK. See Note 17.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

NOTE 8:	DEFERRED POLICY ACQUISITION COSTS (DAC) AND PRESENT VALUE OF IN-FORCE (PVIF)

Information regarding DAC and PVIF is as follows:

	DAC	PVIF	Total

Balance at January 1, 2009	$2,179,127	$128,214	$2,307,340

Deferrals	124,995	149	125,144
Less: Amortization related to:
Unlocking	(39,584)	8,999	(30,585)
Interest	120,074	7,546	127,620
Other amortization	(230,057)	(37,619)	(267,676)
Add: Adjustment for unrealized investment losses	252,376	14,157	266,534

Balance at December 31, 2009	$2,406,931	$121,446	$2,528,377
Deferrals	132,992	128	133,120
Less: Amortization related to:
Unlocking	(35,572)	3,708	(31,864)
Interest	109,237	6,529	115,766
Other amortization	(340,113)	(16,827)	(356,940)
Add: Adjustment for unrealized investment gains	(578,238)	(45,353)	(623,591)

Balance at December 31, 2010	$1,695,237	$69,631	$1,764,868

The above DAC balances include $239,917 and $353,592 of deferred sales inducements, net of shadow adjustments as of December 31, 2010 and 2009, respectively.

Amortization of DAC and PVIF is attributed to both investment gains and losses and to other expenses for the amount of gross margins or profits originating from transactions other than investment gains and losses. Unrealized investment gains and losses represent the amount of DAC and PVIF that would have been amortized if such gains and losses had been recognized.

The estimated future amortization expense for the next five years for PVIF is $7,463 in 2011, $5,159 in 2012, $4,408 in 2013, $3,079 in 2014 and $586 in 2015.

NOTE 9:	DERIVATIVES

The Company recognizes all derivative instruments as assets or liabilities in its Consolidated Balance Sheets at fair value. None of the Company’s derivatives qualify for hedge accounting, thus, any changes in the fair value of the derivatives is recognized immediately in the Company’s Consolidated Statements of

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

Operations. The fair value of derivative instruments, including derivative instruments embedded in FIA contracts, presented in the Company’s Consolidated Balance Sheets are as follows:

	As of December 31,
	2010	2009

Assets:
Derivative investments:
Call options	$161,468	$273,298
Other assets:
Futures contracts	2,309	2,095

	$163,777	$275,393

Liabilities:
Contractholder funds:
FIA embedded derivative	$1,462,592	$1,420,352
Other liabilities:
AFS embedded derivative	432	13,770

	$1,463,024	$1,434,122

The change in fair value of derivative instruments included in the Company’s Consolidated Statements of Operations is as follows:

	For the Years Ended December 31,
	2010	2009	2008

Revenues:
Net investment gains (losses):
Call options	$33,430	$129,011	$(131,789)
Futures contracts	33,292	22,908	(252,932)
Swaps	—	4,025	(2,275)

	66,722	155,944	(386,996)
Net investment income:
AFS embedded derivatives	13,338	25,230	(24,178)

	$80,060	$181,174	$(411,174)

Benefits and other changes in policy reserves:
FIA embedded derivatives	$42,240	$145,718	$(474,269)

The Company has FIA contracts that permit the holder to elect an interest rate return or an equity market component, where interest credited to the contracts is linked to the performance of various equity indices such as the S&P 500, Dow Jones Industrials or the NASDAQ 100 Index. This feature represents an embedded derivative under the Derivatives and Hedging Topic of the FASB ASC. The FIA embedded derivative is valued at fair value and included in the liability for contractholder funds on the Company’s Consolidated Balance Sheets with changes in fair value included as a component of benefits and other changes in policy reserves in the Company’s Consolidated Statements of Operations.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

When FIA deposits are received, a portion of the deposit is used to purchase derivatives consisting of a combination of call options and futures contracts on the applicable market indices to fund the index credits due to FIA contractholders. The majority of all such call options are one year options purchased to match the funding requirements of the underlying policies. On the respective anniversary dates of the index policies, the index used to compute the annual index credit is reset and the Company purchases new one, two or three year call options to fund the next index credit. The Company manages the cost of these purchases through the terms of its FIA contracts, which permit the Company to change caps or participation rates, subject to guaranteed minimums on each contract’s anniversary date. The change in the fair value of the call options and futures contracts is designed to offset the change in the fair value of the FIA embedded derivative. The call options and futures contracts are marked to fair value with the change in fair value included as a component of net investment gains (losses). The change in fair value of the call options and futures contracts includes the gains and losses recognized at the expiration of the instrument term or upon early termination and the changes in fair value of open positions.

Other market exposures are hedged periodically depending on market conditions and the Company’s risk tolerance. The Company’s FIA hedging strategy economically hedges the equity returns and exposes the Company to the risk that unhedged market exposures result in divergence between changes in the fair value of the liabilities and the hedging assets. The Company uses a variety of techniques including direct estimation of market sensitivities and value-at-risk to monitor this risk daily. The Company intends to continue to adjust the hedging strategy as market conditions and the Company’s risk tolerance change.

The Company is exposed to credit loss in the event of nonperformance by its counterparties on the call options and reflects assumptions regarding this nonperformance risk in the fair value of the call options. The nonperformance risk is the net counterparty exposure based on the fair value of the open contracts less collateral held. The credit risk associated with such agreements is minimized by purchasing such agreements from financial institutions with ratings above “A3” from Moody’s Investor Services or “A−” from Standard and Poor’s Corporation. Additionally, the Company maintains a policy of requiring all derivative contracts to be governed by an International Swaps and Derivatives Association (“ISDA”) Master Agreement.

Information regarding the Company’s exposure to credit loss on the call options it holds is presented in the following table:

		December 31, 2010			December 31, 2009
	Credit	Notional	Fair	Collateral	Notional	Fair	Collateral
Counterparty	Rating	Amount	Value	Held	Amount	Value	Held

Barclay’s Bank	Aa3	$172,190	$5,827	$—	$146,685	$14,875	$—
Bank of New York	Aa2	—	—	—	19,950	1,018	—
Citibank	A3	—	—	—	5,000	299	—
BNP Paribas	Aa2	—	—	—	48,274	3,297	—
Credit Suisse	Aa1	88,500	1,566	—	147,250	6,707	—
Bank of America	A2	1,568,602	53,993	—	1,874,606	72,204	79,025
Deutsche Bank	Aa3	1,624,756	50,286	21,299	1,146,137	50,497	48,075
Morgan Stanley	A2	1,654,620	49,796	25,924	2,401,453	124,401	130,021

		$5,108,668	$161,468	$47,223	$5,789,355	$273,298	$257,121

The Company holds cash and cash equivalents received from counterparties for call option collateral, which is included in other liabilities on the Company’s Consolidated Balance Sheets. This call option collateral limits the maximum amount of loss due to credit risk that the Company would incur if parties to the

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

call options failed completely to perform according to the terms of the contracts to $114,245 and $16,177 at December 31, 2010 and 2009, respectively.

The Company is required to maintain minimum ratings as a matter of routine practice in its ISDA agreements. Under some ISDA agreements, the Company has agreed to maintain certain financial strength ratings. A downgrade below these levels could result in termination of the open derivative contracts between the parties, at which time any amounts payable by the Company or the counterparty would be dependent on the market value of the underlying derivative contracts. Downgrades of the Company have given multiple counterparties the right to terminate ISDA agreements. No ISDA agreements have been terminated, although the counterparties have reserved the right to terminate the ISDA agreements at any time. In certain transactions, the Company and the counterparty have entered into a collateral support agreement requiring either party to post collateral when the net exposures exceed pre-determined thresholds. These thresholds vary by counterparty and credit rating. Downgrades of the Company’s ratings have increased the threshold amount in the Company’s collateral support agreements, reducing the amount of collateral held and increasing the credit risk to which the Company is exposed.

The Company held 2,915 and 2,687 futures contracts at December 31, 2010 and 2009, respectively. The fair value of futures contracts represents the cumulative unsettled variation margin. The Company provides cash collateral to the counterparties for the initial and variation margin on the futures contracts which is included in cash and cash equivalents in the Company’s Consolidated Balance Sheets. The amount of collateral held by the counterparties for such contracts at December 31, 2010 and 2009 was $12,925 and $12,123, respectively.

The Company also used credit replication swaps to effectively diversify and add corporate credit exposure to its investment portfolio and manage asset/liability duration mismatches. The economic risk and return characteristics matched that of a BBB rated corporate bond portfolio with lower transaction costs. The swaps are marked to fair value with the change in fair value included as a component of revenue on the Consolidated Statements of Operations. The change in fair value of the swaps includes the gains and losses recognized at the expiration of the swap term or upon early termination and the changes in fair value of open positions. During 2009, the Company closed all of the outstanding credit replication swaps. The Company owned four debt securities that contained credit default swaps during 2010, 2009 and 2008. The Company disposed of three of these securities during 2010. These embedded derivatives have been bifurcated from their host contract, marked to fair value and included in other liabilities on the Company’s Consolidated Balance Sheets with the change in fair value included as a component of net investment income on the Company’s Consolidated Statements of Operations. These credit default swaps allow an investor to put back to the Company a portion of the security’s par value upon the occurrence of a default event by the bond issuer. A default event is defined as a bankruptcy, failure to pay, obligation acceleration, or restructuring. Similar to other debt instruments, the Company’s maximum principal loss is limited to the original investment of $989 and $116,466 at December 31, 2010 and 2009, respectively.

NOTE 10:	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by FASB ASC Topic 820 “Fair Value Measurements and Disclosures”. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lower ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

fair value hierarchy are described in Note 2. The following table provides information as of December 31, 2010 and 2009 about the Company’s financial assets and liabilities measured at fair value on a recurring basis.

	Level 1	Level 2	Level 3	Total

As of December 31, 2010
Assets
Fixed maturity securities available-for-sale
Corporates	$—	$11,452,989	$197,058	$11,650,047
RMBS	—	880,495	20,676	901,171
CMBS		747,154	183	747,337
Hybrids	—	764,772	8,034	772,806
ABS	—	164,318	355,807	520,125
U.S. Government	226,617	—	—	226,617
Municipal	—	543,374	—	543,374
Equity securities available-for-sale	—	292,777	—	292,777
Derivative instruments- call options	—	161,468	—	161,468
Other assets — futures contracts	—	2,309	—	2,309

Total assets at fair value	$226,617	$15,009,656	$581,758	$15,818,031

Liabilities
AFS embedded derivatives	$—	$—	$432	$432
FIA embedded derivatives	—	—	1,462,592	1,462,592

Total liabilities at fair value	$—	$—	$1,463,024	$1,463,024

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

	Level 1	Level 2	Level 3	Total

As of December 31, 2009
Assets
Fixed maturity securities available-for-sale
Corporates	$—	$9,744,742	$302,064	$10,046,806
RMBS	—	968,326	4,384	972,710
CMBS	—	1,230,054	20,701	1,250,755
Hybrids	—	847,810	10,996	858,806
ABS	—	256,575	324,057	580,632
U.S. Government	237,533	—	—	237,533
Municipal	—	214,761	—	214,761
Equity securities available-for-sale	5,930	354,650	6,694	367,274
Trading securities	105,641	134,489	—	240,130
Separate account assets	1,662	—	—	1,662
Derivative instruments- call options	—	273,298	—	273,298
Other assets — futures contracts	—	2,095	—	2,095

Total assets at fair value	$350,766	$14,026,800	$668,896	$15,046,462

Liabilities
AFS embedded derivatives	$—	$—	$13,770	$13,770
FIA embedded derivatives	—	—	1,420,352	1,420,352
Separate account liabilities	1,662	—	—	1,662

Total liabilities at fair value	$1,662	$—	$1,434,122	$1,435,784

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

The following tables summarize changes to the Company’s financial instruments carried at fair value and classified within Level 3 of the fair value hierarchy for 2010 and 2009. This summary excludes any impact of amortization of DAC, PVIF, and DSI. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.

	Total (Losses) Gains
	Balance at			Net Purchases,	Net Transfer in	Balance at
For the Year Ended	Beginning	Included in	Included	Issuances &	(Out) of	End of
December 31, 2010	of Year	Earnings	in AOCI	Settlements	Level 3 (a)	Year

Assets
Fixed maturity securities available-for-sale:
Corporates	$302,064	$1,067	$(11,092)	$(94,678)	$(303)	$197,058
RMBS	4,384	—	—	—	16,292	20,676
CMBS	20,701	382	(530)	(20,553)	183	183
Hybrids	10,996	—	—	—	(2,962)	8,034
ABS	324,057	(16,406)	13,229	25,142	9,785	355,807
Equity securities available-for-sale	6,694	(2,196)	6,005	(10,503)	—	—

Total assets at fair value	$668,896	$(17,153)	$7,612	$(100,592)	$22,995	$581,758

Liabilities
AFS embedded derivatives	$13,770	$5,511	$62	$(18,911)	$—	$432
Fixed indexed annuities	1,420,352	42,240	—	—	—	1,462,592

Total liabilities at fair value	$1,434,122	$47,751	$62	$(18,911)	$—	$1,463,024

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

	Total (Losses) Gains
	Balance at			Net Purchases,	Net Transfer in	Balance at
For the Year Ended	Beginning	Included in	Included	Issuances &	(Out) of	End of
December 31, 2009	of Year	Earnings	in AOCI	Settlements	Level 3 (a)	Year

Assets
Fixed maturity securities available-for-sale:
Corporates	$1,068,785	$(40,524)	$(6,187)	$(5,106)	$(714,904)	$302,064
RMBS	215,674	(160)	4,348	(113)	(215,365)	4,384
CMBS	69,464	—	1,777	(1,843)	(48,697)	20,701
Hybrids	204,466	(2,735)	719	(4,304)	(187,150)	10,996
ABS	121,981	—	9,743	176,034	16,299	324,057
Municipal	314	—	—	—	(314)	—
Equity securities available-for-sale	72,734	(6,420)	(23,824)	—	(35,796)	6,694

Total assets at fair value	$1,753,418	$(49,839)	$(13,424)	$164,668	$(1,185,927)	$668,896

Liabilities
AFS embedded derivatives	$39,000	$(25,230)	$—	$—	$—	$13,770
Fixed indexed annuities	1,274,634	145,718	—	—	—	1,420,352

Total liabilities at fair value	$1,313,634	$120,488	$—	$—	$—	$1,434,122

(a)	The net transfers in and out of Level 3 in 2010 and 2009 were exclusively to or from Level 2.

Due to market conditions there were a number of securities that were inactive as of December 31, 2008 but became actively traded during 2009 and were reclassified to Level 2.

Financial assets and liabilities not carried at fair value include accrued investment income, due to affiliates, due from affiliates, and portions of other liabilities. The fair values of these financial instruments approximate their carrying values due to their short duration. Financial instruments not carried at fair value also include investment contracts which are comprised of deferred annuities, FIAs and immediate annuities. The Company estimates the fair values of investment contracts based on expected future cash flows, discounted at their current market rates. The carrying value of investment contracts was $12,563,045 and $12,829,151 as of December 31, 2010 and 2009, respectively. The fair value of investment contracts was $11,027,282 and $11,049,077 as of December 31, 2010 and 2009, respectively.

The fair value of the Company’s fixed and fixed indexed annuity contracts is based on their approximate account values.

The fair value of the Company’s $244,584 note payable to affiliate approximates its book value.

NOTE 11:	REINSURANCE

The Company reinsures portions of its policy risks with other insurance companies including an affiliate of OM. The use of reinsurance does not discharge an insurer from liability on the insurance ceded. The insurer is required to pay in full the amount of its insurance liability regardless of whether it is entitled to or able to receive payment from the reinsurer. The portion of risks exceeding the Company’s retention limit is reinsured

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

with other insurers. The Company seeks reinsurance coverage in order to limit its exposure to mortality losses and enhance capital management. The Company follows reinsurance accounting when there is adequate risk transfer. Otherwise, the deposit method of accounting is followed. The Company also assumes policy risks from other insurance companies.

The effect of reinsurance on premiums earned and benefits incurred for the years ended December 31, 2010, 2009 and 2008 were as follows:

	Net Premiums Earned			Net Benefits Incurred
	2010	2009	2008	2010	2009	2008

Direct	$347,485	$388,683	$452,401	$1,067,363	$1,309,739	$1,037,114
Assumed	47,770	50,302	47,133	40,851	39,766	41,454
Ceded	(175,285)	(186,570)	(225,702)	(245,220)	(252,170)	(252,157)

Net	$219,970	$252,415	$273,832	$862,994	$1,097,335	$826,411

The Company entered into various reinsurance agreements with Old Mutual Reassurance (Ireland) Ltd. (“OM Re”), an affiliated company of OM, whereby OM Re assumes a portion of the risk covering certain life insurance policies. As of December 31, 2010 and 2009, the Company had a reinsurance recoverable of $914,697 and $845,328, respectively, associated with those reinsurance transactions. Reinsurance recoveries recognized as a reduction of benefits and other changes in policy reserves amounted to $88,942, $86,556, and $40,349 during 2010, 2009 and 2008, respectively. The premiums ceded by the Company to OM Re amounted to $30,163, $34,231, and $38,205 for the years ended December 31, 2010, 2009 and 2008, respectively. The reserves ceded to OM Re are secured by trust assets of $708,346 and $627,677 at December 31, 2010 and 2009, respectively, and a letter of credit in the amount of $775,000 at December 31, 2010 and 2009.

Effective September 30, 2008, the Company entered into a yearly renewable term quota share reinsurance agreements with OM Re, whereby OM Re assumes a portion of the risk that policyholders exercise the “waiver of surrender charge” features on certain deferred annuity policies. This agreement did not meet risk transfer requirements to qualify as reinsurance under GAAP. Under the terms of the agreement, the Company expensed net fees of $4,797, $4,568, and $38 for the years ended December 31, 2010, 2009 and 2008, respectively.

Other than the relationships discussed above with OM Re, the Company does not have significant concentrations of reinsurance with any one reinsurer that could have a material impact on the Company’s financial position. The Company monitors both the financial condition of individual reinsurers and risk concentration arising from similar geographic regions, activities and economic characteristics of reinsurers to reduce the risk of default by such reinsurers.

The Company has secured certain reinsurance recoverable balances with various forms of collateral, including secured trusts and letters of credit. At December 31, 2010 and 2009, the Company had $816,793 and $800,586 of unsecured reinsurance recoverable balances from unaffiliated reinsurers.

Amounts payable or recoverable for reinsurance on paid and unpaid claims are not subject to periodic or maximum limits. During 2010, 2009 and 2008, the Company did not write off any reinsurance balances nor did it commute any ceded reinsurance.

No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credit issues.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

NOTE 12:	OTHER LIABILITIES

The components of other liabilities were as follows:

	As of December 31,
	2010	2009

Call options collateral held	$47,223	$257,121
Retained asset account	191,065	184,988
Deferred reinsurance revenue	43,577	58,042
Derivative financial instruments — liabilities	432	13,770
Other	109,542	173,155

Total Other liabilities	$391,839	$687,076

NOTE 13:	INSURANCE SUBSIDIARY FINANCIAL INFORMATION AND REGULATORY MATTERS

The Company’s insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners (“NAIC”) that are prepared in accordance with Statutory Accounting Principles (“SAP”) prescribed or permitted by such authorities, which may vary materially from GAAP. Prescribed SAP includes the Accounting Practices and Procedures Manual of the NAIC as well as state laws, regulations and administrative rules. Permitted SAP encompasses all accounting practices not so prescribed. The principal differences between statutory financial statements and financial statements prepared in accordance with GAAP are that statutory financial statements do not reflect DAC, some bond portfolios may be carried at amortized cost, assets and liabilities are presented net of reinsurance, contractholder liabilities are generally valued using more conservative assumptions and certain assets are non-admitted.

The combined statutory capital and surplus of the Company’s insurance subsidiaries was $902,118 and $816,375 at December 31, 2010 and 2009, respectively. The combined statutory income (loss) was $246,731, $(322,688) and $(290,024) for the years ended 2010, 2009 and 2008, respectively.

Life insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. The RBC is used to evaluate the adequacy of capital and surplus maintained by an insurance company in relation to risks associated with: (i) asset risk, (ii) insurance risk, (iii) interest rate risk and (iv) business risk. The Company monitors the RBC of the Company’s insurance subsidiaries. As of December 31, 2010 and 2009, each of the Company’s insurance subsidiaries has exceeded the minimum RBC requirements.

The Company’s insurance subsidiaries are restricted by state laws and regulations as to the amount of dividends they may pay to their parent without regulatory approval in any year, the purpose of which is to protect affected insurance policyholders, depositors or investors. Any dividends in excess of limits are deemed “extraordinary” and require approval. Based on statutory results as of December 31, 2010, in accordance with applicable dividend restrictions the Company’s subsidiaries could pay dividends of $90,212 to FGLH in 2011 without obtaining regulatory approval. During 2010 an ordinary dividend of $59,000 was paid to FGLH. No dividends were paid during 2009 and 2008.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

NOTE 14:	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Net unrealized gains and losses on investment securities classified as AFS are reduced by deferred income taxes and adjustments to DAC, PVIF and DSI that would have resulted had such gains and losses been realized. Net unrealized gains and losses on AFS investment securities reflected as a separate component of accumulated other comprehensive income (loss) were as follows as of December 31, 2010 and 2009:

	As of December 31,
	2010	2009

Net unrealized investment gains (losses), net of tax
Unrealized investments gains (losses)	$273,459	$(644,567)
Adjustments to DAC, PVIF and DSI	(226,657)	396,934
Deferred tax valuation allowance	(2,001)	(51,107)
Deferred income tax (liability) asset	(16,354)	86,671

Net unrealized investment gains (losses), net of tax	28,447	(212,069)
Other, net of tax	(784)	123

Accumulated other comprehensive income (loss), net of tax	$27,663	$(211,946)

Changes in net unrealized gains and losses on investment securities classified as AFS recognized in other comprehensive income and loss for the years ended December 31, 2010, 2009 and 2008 were as follows:

	For the Years Ended December 31,
	2010	2009	2008

Changes in unrealized investment gains (losses):
Changes in unrealized investment gains (losses) before reclassification adjustment	$880,075	$2,007,578	$(3,047,081)
Net reclassification adjustment for losses included in net income (loss)	20,307	268,909	579,830

Changes in unrealized investment gains (losses) after reclassification adjustment	900,382	2,276,487	(2,467,251)
Adjustments to DAC, PVIF and DSI	(612,827)	163,234	(46,229)
Changes in deferred tax valuation allowance	49,106	(10,139)	(40,968)
Changes in deferred income tax asset/liability	(100,617)	(864,797)	890,568

Changes in net unrealized investment gains (losses), net of tax	236,044	1,564,785	(1,663,880)

Changes in non-credit related OTTI recognized in OCI:
Changes in non-credit related OTTI	17,644	(169,343)	—
Adjustments to DAC, PVIF and DSI	(10,764)	103,300	—
Changes in deferred income tax asset/liability	(2,408)	23,115	—

Changes in non-credit related OTTI, net of tax	4,472	(42,928)	—

Other, net of tax	(907)	60	100

Other comprehensive income (loss), net of tax	$239,609	$1,521,917	$(1,663,780)

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

NOTE 15:	COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases office space under non-cancelable operating leases that expire in May 2021. The Company also leases office furniture and office equipment under noncancelable operating leases that expire in 2012. The Company is not involved in any material sale-leaseback transactions. For the years ended December 31, 2010, 2009 and 2008, rent expense was $2,678, $3,364, and 4,408, respectively.

At December 31, 2010, the minimum rental commitments under the non-cancelable leases are as follows:

Years Ending December 31:	Amount

2011	$2,255
2012	2,031
2013	1,967
2014	2,026
2015	2,026
Thereafter	12,659

Total	$22,964

The Company subleases a portion of its office space under a non-cancelable lease which expires in May 2011. The minimum aggregate rental commitment on this sublease is $358. The total rental amount to be received by the Company under this sublease is $159.

Contingencies

Business Concentration, Significant Risks and Uncertainties

Financial markets in the United States and elsewhere have experienced extreme volatility and disruption for more than two years, due largely to the stresses affecting the global banking system. Like other life insurers, the Company has been adversely affected by these conditions. The Company is exposed to financial and capital markets risk, including changes in interest rates and credit spreads which have had an adverse effect on the Company’s results of operations, financial condition and liquidity. As detailed in the following paragraph, the Company expects to continue to face challenges and uncertainties that could adversely affect the Company’s results of operations and financial condition.

The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will increase the net unrealized loss position of the Company’s investment portfolio and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of the Company’s products may be exposed to disintermediation risk. Disintermediation risk refers to the risk that policyholders may surrender their contracts in a rising interest rate environment, requiring the Company to liquidate assets in an unrealized loss position. This risk is mitigated to some extent by the high level of surrender charge protection provided by the Company’s products.

Regulatory and Litigation Matters

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At December 31, 2010 and 2009, the Company

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

has accrued $7,225 and $12,325 for guaranty fund assessments, respectively. Future premium tax deductions at December 31, 2010 and 2009 are estimated at $4,622 and $8,134, respectively.

On April 19, 2010, the federal court approved a settlement of litigation related to an asserted class action Ow/Negrete v. Fidelity & Guaranty Life Insurance Company pending in the United States District Court, Central District of California. The Settlement Agreement Order became final on July 1, 2010 and provides for relief which is available to persons age 65 and older who purchased certain deferred annuities with surrender charges of 7 years or greater, with the exception of multi year guaranteed annuities. The estimated cost for the settlement is $11,500, of which $10,300 was paid in 2010. The Company had previously established a liability for the estimated cost of this settlement and, therefore, the settlement did not have a material effect on the Company’s results of operations in 2010.

In the ordinary course of its business, the Company is involved in various pending or threatened legal proceedings, including purported class actions, arising from the conduct of business. In some instances, these proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief. In the opinion of management and in light of existing insurance, reinsurance and established reserves, such litigation is not expected to have a material adverse effect on the Company’s financial position, although it is possible that the results of operations could be materially affected by an unfavorable outcome in any one annual period.

NOTE 16:	DEFINED CONTRIBUTION PLANS

The Company has a 401(k) Plan (the “401(k) Plan”) in which eligible participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations. The Company makes a discretionary matching contribution of up to 5% of eligible compensation. The Company recognized expenses for contributions to the 401(k) Plan of approximately $1,168, $750, and $2,055 for the years ended December 31, 2010, 2009 and 2008, respectively.

The Company has established a Nonqualified Defined Contribution Plan for independent agents. The Company makes contributions to the plan based on both the Company’s and the agent’s performance. Contributions are discretionary and evaluated annually. The Company contributed $1,600, $0, and $0 during the years ended December 31, 2010, 2009 and 2008, respectively.

NOTE 17:	SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after December 31, 2010 through April 26, 2011, the date these financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events; however, the Company did have unrecognizable subsequent events as discussed below:

Purchase agreement involving the Company

On April 6, 2011, pursuant to the First Amended and Restated Stock Purchase Agreement, dated as of February 17, 2011 (the “F&G Stock Purchase Agreement”), between Harbinger F&G and OMGUK, Harbinger F&G acquired from OMGUK all of the outstanding shares of capital stock of the Company and OMGUK’s interest in certain notes receivable from the Company in consideration for $350,000, which could be reduced by up to $50,000 post-closing if certain regulatory approval is not received. The Company’s obligation to OMGUK under the notes, including interest, was $244,584 at December 31, 2010 and was assigned to Harbinger F&G concurrently with the closing of the transaction pursuant to terms of a Deed of Novation. Approval of the transaction was

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
DECEMBER 31, 2010, 2009, and 2008
(DOLLARS IN THOUSANDS)

received from the Maryland Insurance Administration on March 31, 2011 and from the New York State Insurance Department on April 1, 2011.

Prior to the closing of the sale transaction, OMGUK financed a total of $775,000 of statutory reserves ceded to OM Re with a letter of credit (See Note 6 for a description of other indebtedness). OMGUK will continue to provide this financing after closing in the following manner:

•	Statutory reserves of $280,000 ceded to OM Re on annuity business will be financed by OMGUK through letters of credit. This requirement for reserves is expected to decrease significantly over the next few years.

•	OMGUK will act as the legal guarantor of up to $535,000 of statutory reserves previously ceded to OM Re on the life insurance business until December 31, 2012. Harbinger F&G also serves as a guarantor.

As part of the transaction the long-term notes from affiliated companies of OM, discussed in Note 6, were settled for the principal amount plus accrued interest.

The Company possesses certain tax attributes, including the net operating loss carryforwards, capital loss carryforwards and tax credit carryforwards disclosed in Note 7, which will become annually limited in terms of realization as a consequence of the acquisition of the Company by Harbinger F&G from OMGUK.

Additionally, the F&G Stock Purchase Agreement between Harbinger F&G and OMGUK includes a Guarantee and Pledge Agreement which creates certain obligations for the Company as a grantor and also grants a security interest to OMGUK of the Company’s equity interest in FGL Insurance in the event that Harbinger F&G fails to perform in accordance with the terms of the F&G Stock Purchase Agreement.

Reinsurance transactions

On April 7, 2011, FGL Insurance recaptured all of the life insurance business ceded to OM Re. OM Re transferred assets with a fair value of $664,132 to FGL Insurance in settlement of all of OM Re’s obligations under these reinsurance agreements. On April 7, 2011, FGL Insurance re-ceded on a coinsurance basis a significant portion of this business to a newly-formed, wholly-owned captive reinsurance company, Raven Reinsurance Company (“Raven Re”), domiciled in Vermont. Raven Re was capitalized by a $250 capital contribution from FGL Insurance and a surplus note issued to OMGUK in the principal amount of $95,000. Raven Re will finance up to $535,000 of the reserves for this business with a letter of credit facility provided by a financial institution and guaranteed by OMGUK and Harbinger F&G.

On January 26, 2011, Harbinger F&G entered into a commitment agreement with an unaffiliated reinsurer committing FGL Insurance to enter into one of two amendments to an existing treaty with the unaffiliated reinsurer. On April 8, 2011, FGL Insurance also ceded significantly all of the remaining life insurance business that it had retained to the unaffiliated reinsurance company under the first of the two amendments with the unaffiliated reinsurer. FGL Insurance transferred assets with a fair value of $423,673 to the unaffiliated entity and received a ceding commission of $139,600. Under the terms of the commitment agreement, on April 25, 2011, Harbinger F&G elected the amendment providing that FGL Insurance will cede to this unaffiliated reinsurance company all of the business currently reinsured with Raven Re by November 30, 2012.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2011	2010
	(unaudited)
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$15,225,309	$15,361,477
Equity securities available-for-sale, at fair value	296,201	292,777
Derivative investments	208,527	161,468
Other invested assets	88,831	90,838

Total investments	15,818,868	15,906,560
Cash and cash equivalents	904,688	639,247
Accrued investment income	210,118	202,226
Notes receivable from affiliates, including accrued interest	—	76,257
Deferred policy acquisition costs and present value of in-force	1,578,911	1,764,868
Reinsurance recoverable	1,842,924	1,830,083
Deferred tax asset, net	164,820	151,702
Other assets	59,051	41,902

Total assets	$20,579,380	$20,612,845

Liabilities and shareholder’s equity
Liabilities:
Future policy benefits	$3,464,619	$3,473,956
Contractholder funds	14,960,245	15,081,681
Liability for policy and contract claims	62,091	63,427
Notes payable to affiliate, including accrued interest	248,505	244,584
Due to affiliates	1,649	12,719
Other liabilities	491,569	391,839

Total liabilities	$19,228,678	$19,268,206

Shareholder’s equity:
Common stock, $0.01 par value; 1,000 shares authorized, 102.5 shares issued and outstanding	—	—
Additional paid-in capital	1,754,571	1,754,571
Retained earnings (deficit)	(425,084)	(437,595)
Accumulated other comprehensive income	21,215	27,663

Total shareholder’s equity	$1,350,702	$1,344,639

Total liabilities and shareholder’s equity	$20,579,380	$20,612,845

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the three months ended March 31,
(in thousands)	2011	2010

Revenues:
Premiums	$53,684	$60,626
Net investment income	217,145	227,936
Interest earned on affiliated notes receivable	1,230	1,459
Net investment gains	84,485	107,101
Insurance and investment product fees and other	23,036	24,656

Total revenues	379,580	421,778

Benefits and expenses:
Benefits and other changes in policy reserves	220,905	281,573
Acquisition and operating expenses, net of deferrals	22,059	24,100
Amortization of deferred acquisition costs and intangibles	125,985	89,189
Interest expense on notes payable to affiliate	5,922	5,925

Total benefits and expenses	374,871	400,787

Income before income taxes	4,709	20,991
Income tax benefit	(7,802)	(74,219)

Net income	$12,511	$95,210

Supplemental disclosures:

Total other-than-temporary impairments	$(2,939)	$(8,905)
Portion of other-than-temporary impairments included in other comprehensive income	—	(3,142)

Net other-than-temporary impairments	(2,939)	(5,763)
Other investment gains	87,424	112,864

Total net investment gains	$84,485	$107,101

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY
(UNAUDITED)

				Accumulated
		Additional	Retained	Other	Total
	Common	Paid-in-	Earnings	Comprehensive	Shareholder’s
(in thousands)	Stock	Capital	(Deficit)	Income (Loss)	Equity

Balance, December 31, 2010	$—	$1,754,571	$(437,595)	$27,663	$1,344,639
Net income	—	—	12,511	—	12,511
Other comprehensive income:
Unrealized investment losses	—	—	—	(6,738)	(6,738)
Other	—	—	—	290	290

Comprehensive income	—	—	—	—	6,063

Balance, March 31, 2011	$—	$1,754,571	$(425,084)	$21,215	$1,350,702

Balance, December 31, 2009	$—	$1,757,641	$(609,692)	$(211,946)	$936,003
Net income	—	—	95,210	—	95,210
Other comprehensive income:
Unrealized investment gains	—	—	—	157,523	157,523
Other	—	—	—	243	243

Comprehensive income	—	—	—	—	252,976
Capital contribution and other	—	29,890	—	—	29,890

Balance, March 31, 2010	$—	$1,787,531	$(514,482)	$(54,180)	$1,218,869

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the three months ended March 31,
(in thousands)	2011	2010

Cash flows from operating activities:
Net income	$12,511	$95,210
Adjustments to reconcile net income to net cash provided by operating activities:
Realized capital and other gains on investments	(84,485)	(107,101)
Deferred income taxes	(8,492)	(74,853)
Amortization of fixed maturity discounts and premiums	4,602	(452)
Amortization of deferred acquisition costs, intangibles, and software	127,001	91,134
Deferral of policy acquisition costs	(25,012)	(30,219)
Interest credited/index credit to contractholder account balances	147,348	189,814
Charges assessed to contractholders for mortality and administration	(7,410)	(7,805)
Changes in assets and liabilities:
Trading securities	—	(2,590)
Reinsurance recoverable	(1,908)	6,519
Accrued investment income	(7,892)	(13,159)
Future policy benefits	(9,337)	11,853
Liability for policy and contract claims	(1,336)	522
Change in affiliates	(11,070)	3,930
Other assets and other liabilities	139,426	(8,415)

Net cash provided by operating activities	273,946	154,388

Cash flows from investing activities:
Proceeds from investments, sold, matured or repaid:
Fixed maturities	616,799	750,626
Equity securities	2,393	5,675
Other invested assets	2,848	16
Derivative investments and other	41,888	104,485
Cost of investments acquired:
Fixed maturities	(397,032)	(968,734)
Equity securities	—	(36,504)
Derivative investments and other	(23,634)	(23,277)
Net (increase) decrease in policy loans	(756)	1,049

Net cash provided by (used in) investing activities	242,506	(166,664)

Cash flows from financing activities:
Capital contribution from parent company and other	—	29,890
Contractholder account deposits	200,509	296,356
Contractholder account withdrawals	(472,816)	(512,825)
Drawdown of revolving credit facility from affiliate	21,296	23,616

Net cash used in financing activities	(251,011)	(162,963)

Change in cash & cash equivalents	265,441	(175,239)
Cash & cash equivalents, beginning of period	639,247	823,284

Cash & cash equivalents, end of period	$904,688	$648,045

See accompanying notes to the consolidated financial statements

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
NOTE 1: ORGANIZATION, NATURE OF OPERATIONS, AND BASIS OF PRESENTATION
Organization and Nature of Operations
The accompanying financial statements include the accounts of Fidelity & Guaranty Life Holdings, Inc. (the “Company” or “FGLH”), a Delaware corporation, which was a direct, wholly-owned subsidiary of OM Group (UK) Limited (“OMGUK”) at March 31, 2011. OMGUK is a direct, wholly-owned subsidiary of Old Mutual plc of London, England (“OM”).
The Company’s primary business is the sale of individual life insurance products and annuities through independent agents, managing general agents, and specialty brokerage firms and in selected institutional markets. The Company’s principal products are deferred annuities (including fixed indexed annuities), immediate annuities and life insurance products. The Company’s insurance subsidiaries are licensed in all fifty states and the District of Columbia and markets products through its wholly-owned subsidiaries, Fidelity & Guaranty Life Insurance Company (formerly, OM Financial Life Insurance Company, (“FGL Insurance”)), which is domiciled in Maryland, and Fidelity & Guaranty Life Insurance Company of New York (formerly, OM Financial Life Insurance Company of New York, (“FGL NY Insurance”)), which is domiciled in New York.
See Note 11 for a discussion of the sale by OM of all of the Company’s capital stock to Harbinger F&G, LLC (Harbinger F&G), a wholly-owned subsidiary of Harbinger Group Inc. (“HGI”) on April 6, 2011 for $350,000 (which could be reduced by up to $50,000 post closing if certain regulatory approval is not received) and the assignment to Harbinger F&G of notes receivable from the Company. Following this sale, the Company’s charter was amended to change its name from Old Mutual U.S. Life Holdings, Inc. to Fidelity & Guaranty Life Holdings, Inc. Similarly, the charters of OM Financial Life Insurance Company and OM Financial Life Insurance Company of New York were amended to change their names to Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, respectively. The charter amendments for the Company and OM Financial Life Insurance Company were accepted by Delaware and Maryland on April 11, 2011, making their name changes effective on April 11, 2011. The charter amendment for OM Financial Life Insurance Company of New York was accepted by New York on April 14, 2011, making its name change effective on April 14, 2011.
Basis of Presentation
These consolidated financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and, in the opinion of the Company, include all adjustments (which are normal and recurring in nature) necessary to present fairly the financial position of the Company at March 31, 2011 and December 31, 2010, and the results of operations and cash flows for the three months ended March 31, 2011 and 2010. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such SEC rules and regulations.
Operating results for the three month period ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Consolidated Financial Statements for the three years ended December 31, 2010. GAAP policies which significantly affect the determination of financial position, results of operations and cash flows, are summarized in Note 2.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
NOTE 2: SIGNIFICANT ACCOUNTING POLICIES AND NEW ACCOUNTING STANDARDS
Significant Accounting Policies
Principles of consolidation
The accompanying unaudited consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest. All material intercompany accounts and transactions have been eliminated in consolidation.
The Company may be involved with certain entities that are considered to be variable interest entities (“VIEs”) as defined under GAAP. In accordance with Consolidations Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, the Company determines whether it is the primary beneficiary of each VIE. The criteria used in our determination include evaluating the contractual rights and obligations associated with each party involved in the entity, calculating estimates of the entity’s expected losses and residual returns, and involvement in the power to direct activities most significant to the VIE. If the result of the evaluation is the Company is determined to be the primary beneficiary, then the results of the VIE will be included in the Company’s consolidated financial statements.
Through November 2010 the Company was considered the primary beneficiary of two trusts that were deemed VIEs. These two VIEs, the assets of which were classified as trading securities, were disposed of in December 2010. Accordingly, as of March 31, 2011 and December 31, 2010, the Company was not considered to be the primary beneficiary of any VIEs and the Company did not have relationships with unconsolidated VIEs.
Accounting estimates and assumptions
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Those estimates are inherently subject to change and actual results could differ from those estimates. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates are: fair value of certain invested assets and derivatives including embedded derivatives, other-than-temporary impairments, deferred acquisition costs (“DAC”), present value of in-force (“PVIF”), deferred sales inducements (“DSI”), future policy benefits, other contractholder funds, income taxes and the potential effects of resolving litigated matters.
Investment securities
At the time of purchase, the Company designates its investment securities as either available-for-sale (“AFS”) or trading and reports them in the Company’s Consolidated Balance Sheets at fair value.
AFS consist of fixed maturity and equity securities and are stated at fair value with unrealized gains and losses included within accumulated other comprehensive income (loss) (“AOCI”), net of associated DAC, PVIF, DSI, and deferred income taxes.
Trading securities consisted of fixed maturity and equity securities and money market investments in designated portfolios. Trading securities were carried at fair value and changes in fair value were recorded in net investment gains (losses) on the Company’s Consolidated Statements of Operations as they occurred. The Company sold all trading securities during 2010.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
Securities held on deposit with various state regulatory authorities had a fair value of $18,215 and $13,474 at March 31, 2011 and December 31, 2010, respectively.
AFS securities — evaluation for recovery of amortized cost
The Company regularly reviews its AFS securities for declines in fair value that the Company determines to be other-than-temporary. For an equity security, if the Company does not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, the Company concludes that an other-than-temporary impairment (“OTTI”) has occurred and the cost of the equity security is written down to the current fair value, with a corresponding charge to realized loss on the Company’s Consolidated Statements of Operations. When assessing the Company’s ability and intent to hold an equity security to recovery, the Company considers, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of the decline, a fundamental analysis of the liquidity, business prospects and the overall financial condition of the issuer.
For the Company’s fixed maturity AFS securities, the Company generally considers the following in determining whether the Company’s unrealized losses are other than temporarily impaired:
•	The estimated range and period until recovery;
•	Current delinquencies and nonperforming assets of underlying collateral;
•	Expected future default rates;
•	Collateral value by vintage, geographic region, industry concentration or property type;
•	Subordination levels or other credit enhancements as of the balance sheet date as compared to origination; and
•	Contractual and regulatory cash obligations.
The Company recognizes other-than-temporary impairments on debt securities in an unrealized loss position when one of the following circumstances exists:
•	The Company does not expect full recovery of its amortized cost based on the estimate of cash flows expected to be collected,
•	The Company intends to sell a security or
•	It is more likely than not that the Company will be required to sell a security prior to recovery.
If the Company intends to sell a debt security or it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis and the fair value of the security is below amortized cost, the Company will conclude that an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized loss on the Company’s Consolidated Statements of Operations. If the Company does not intend to sell a debt security or it is more likely than not the Company will not be required to sell a debt security before recovery of its amortized cost basis and the present value of the cash flows expected to be collected is less than the amortized cost of the security (referred to as the credit loss), an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized loss on the Company’s Consolidated Statements of Operations, as this amount is deemed the credit loss portion of the OTTI. The remainder of the decline to fair value is recorded in AOCI as unrealized OTTI on AFS securities on the Company’s Consolidated Statements of Shareholder’s Equity, as this amount is considered a noncredit (i.e., recoverable) impairment.
When assessing the Company’s intent to sell a debt security or if it is more likely than not the Company will be required to sell a debt security before recovery of its cost basis, the Company evaluates facts and circumstances such as, but not limited to, decisions to reposition the Company’s security portfolio, sale

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
of securities to meet cash flow needs and sales of securities to capitalize on favorable pricing. In order to determine the amount of the credit loss for a security, the Company calculates the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows the Company expects to recover. The discount rate is the effective interest rate implicit in the underlying security. The effective interest rate is the original yield or the yield at the date the debt security was previously impaired.
When evaluating mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) the Company considers a number of pool-specific factors as well as market level factors when determining whether or not the impairment on the security is temporary or other-than-temporary. The most important factor is the performance of the underlying collateral in the security and the trends of that performance. The Company uses this information about the collateral to forecast the timing and rate of mortgage loan defaults, including making projections for loans that are already delinquent and for those loans that are currently performing but may become delinquent in the future. Other factors used in this analysis include type of underlying collateral (e.g., prime, Alternative A-paper (“Alt-A”), or subprime), geographic distribution of underlying loans and timing of liquidations by state. Once default rates and timing assumptions are determined, the Company then makes assumptions regarding the severity of a default if it were to occur. Factors that impact the severity assumption include expectations for future home price appreciation or depreciation, loan size, first lien versus second lien, existence of loan level private mortgage insurance, type of occupancy and geographic distribution of loans. Once default and severity assumptions are determined for the security in question, cash flows for the underlying collateral are projected including expected defaults and prepayments. These cash flows on the collateral are then translated to cash flows on the Company’s tranche based on the cash flow waterfall of the entire capital security structure. If this analysis indicates the entire principal on a particular security will not be returned, the security is reviewed for OTTI by comparing the present value of expected cash flows to amortized cost. To the extent that the security has already been impaired or was purchased at a discount, such that the amortized cost of the security is less than or equal to the present value of cash flows expected to be collected, no impairment is required. The Company also considers the ability of monoline insurers to meet their contractual guarantees on wrapped MBS securities. Otherwise, if the amortized cost of the security is greater than the present value of the cash flows expected to be collected, then impairment is recognized.
The Company includes on the face of the Consolidated Statements of Operations the total OTTI recognized in net investment gains (losses), with an offset for the amount of noncredit impairments recognized in AOCI. The Company discloses the amount of OTTI recognized in AOCI and other disclosures related to OTTI in Notes 3 and 9.
Fair value measurements
The Company’s measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which may include the Company’s own credit risk. The Company’s estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability (“exit price”) in the principal market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability (“entry price”). The Company categorizes financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
Level 1 — Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.
Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.
Level 3 — Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date based on the best information available in the circumstances.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lower level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.
Trading and AFS securities — fair valuation methodologies and associated inputs
The Company measures the fair value of its securities classified as trading and AFS based on assumptions used by market participants in pricing the security. The most appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and the Company consistently applies the valuation methodology to measure the security’s fair value. The Company’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. The Company uses observable and unobservable inputs in its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators, industry and economic events are monitored and further market data is acquired if certain triggers are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. For those securities trading in less liquid or illiquid markets with limited or no pricing information, the Company uses unobservable inputs in order to measure the fair value of these securities. This valuation relies on management’s judgment concerning the discount rate used in calculating expected future cash flows, credit quality, industry sector performance and expected maturity.
The Company did not adjust prices received from third parties during the three months ended March 31, 2011 or 2010. The Company does analyze the third-party pricing service’s valuation methodologies and related inputs and performs additional evaluations to determine the appropriate level within the fair value hierarchy.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
Derivative instruments — fair valuation methodologies and associated inputs
The fair value of derivative assets and liabilities is based upon valuation pricing models and represents what the Company would expect to receive or pay at the balance sheet date if the Company cancelled the options, entered into offsetting positions, or exercised the options. The fair value of futures contracts at the balance sheet date represents the cumulative unsettled variation margin. Fair values for these instruments are determined externally by an independent actuarial firm using market observable inputs, including interest rates, yield curve volatilities, and other factors. Credit risk related to the counterparty is considered when estimating the fair values of these derivatives. However, the Company is largely protected by collateral arrangements with counterparties.
The fair values of the embedded derivatives in the Company’s Fixed Index Annuity (“FIA”) products are derived using market indices, pricing assumptions and historical data.
Derivative instruments
The Company hedges certain portions of the Company’s exposure to equity market risk by entering into derivative transactions. All of the Company’s derivative instruments are recognized as either assets or liabilities on the Company’s Consolidated Balance Sheets at fair value. The change in fair value is recognized in the Consolidated Statements of Operations within net investment gains (losses).
The Company purchases and issues financial instruments and products that may contain embedded derivative instruments. If it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host contract for measurement purposes. The embedded derivative is carried at fair value with changes in fair value reported in the Company’s Consolidated Statements of Operations.
Cash and cash equivalents
Cash and cash equivalents are carried at cost and include all highly liquid debt instruments purchased with a maturity of three months or less.
DAC, PVIF and DSI
Commissions and other costs of acquiring annuities and other investment contracts, universal life (“UL”) insurance, and traditional life insurance, that are related directly to the successful acquisition of new or renewal insurance contracts, have been deferred to the extent recoverable. As discussed in the section “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts” of Note 2 herein, effective January 1, 2011 the Company adopted new accounting guidance which modifies the definition of the types of costs incurred that can be capitalized in the acquisition of new and renewal insurance contracts. PVIF is an intangible asset that reflects the estimated fair value of in-force contracts in a life insurance company acquisition and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the business in force at the acquisition date. Bonus credits to policyholder account values are considered DSI, and the unamortized balance is reported in DAC on the Company’s Consolidated Balance Sheets.
The methodology for determining the amortization of DAC, PVIF, and DSI varies by product type. For all insurance contracts, amortization is based on assumptions consistent with those used in the development of the underlying contract adjusted for emerging experience and expected trends. DAC,

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
PVIF and DSI amortization are reported within amortization of deferred acquisition costs and intangibles on the Company’s Consolidated Statements of Operations.
Acquisition costs for UL and investment-type products, which include fixed indexed and deferred annuities, are generally amortized over the lives of the policies in relation to the incidence of estimated gross profits (“EGPs”) from investment income, surrender charges and other product fees, policy benefits, maintenance expenses, mortality net of reinsurance ceded and expense margins, and actual realized gain (loss) on investments.
Acquisition costs for all traditional life insurance, which includes individual whole life and term life insurance contracts, are amortized as a level percent of premium of the related policies. DAC for payout annuities is incorporated into the reserve balances on a net basis, thus amortizing the DAC over the life of the contracts.
The carrying amounts of DAC, PVIF, and DSI are adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS and certain derivatives and embedded derivatives. Amortization expense of DAC, PVIF, and DSI reflects an assumption for an expected level of credit-related investment losses. When actual credit-related investment losses are realized, the Company performs a retrospective unlocking of DAC, PVIF and DSI amortization as actual margins vary from expected margins. This unlocking is reflected in the Company’s Consolidated Statements of Operations.
For annuity, universal life insurance, and investment-type products, the DAC asset is adjusted for the impact of unrealized gains (losses) on investments as if these gains (losses) had been realized, with corresponding credits or charges included in AOCI as a shadow adjustment.
Each reporting period, the Company may record an adjustment to the amounts included within the Company’s Consolidated Balance Sheets for DAC, PVIF, and DSI with an offsetting benefit or charge to expense for the impact of the difference between the future EGPs used in the prior period and the emergence of actual and updated future EGPs in the current period. In addition, annually, the Company conducts a comprehensive review of the assumptions and the projection models used for the Company’s estimates of future gross profits underlying the amortization of DAC, PVIF, and DSI and the calculations of the embedded derivatives and reserves for certain annuity and life insurance products. These assumptions include investment margins, mortality, persistency and maintenance expenses (costs associated with maintaining records relating to insurance and annuity contracts and with the processing of premium collections, deposits, withdrawals and commissions). Based on the Company’s review, the cumulative balance of DAC included on the Company’s Consolidated Balance Sheets are adjusted with an offsetting benefit or charge to amortization expense to reflect such change.
DAC, PVIF, and DSI are reviewed periodically to ensure that the unamortized portion does not exceed the expected recoverable amounts.
Reinsurance
The Company’s insurance companies enter into reinsurance agreements with other companies in the normal course of business. The assets, liabilities, premiums and benefits of certain reinsurance contracts are presented on a net basis on the Company’s Consolidated Balance Sheets and Consolidated Statements of Operations, respectively, when there is a right of offset explicit in the reinsurance agreements. All other reinsurance agreements are reported on a gross basis on the Company’s Consolidated Balance Sheets as an asset for amounts recoverable from reinsurers or as a component of other liabilities for amounts, such as premiums, owed to the reinsurers, with the exception of amounts for which the right of offset also exists. Premiums, benefits and DAC are reported net of insurance ceded.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
Future policy benefits and other contractholder funds
The liabilities for future policy benefits and contractholder funds for investment contracts and UL insurance policies consist of contract account balances that accrue to the benefit of the contractholders, excluding surrender charges. The liabilities for future insurance contract benefits and claim reserves for traditional life policies are computed using assumptions for investment yields, mortality and withdrawals based principally on generally accepted actuarial methods and assumptions at the time of contract issue.
Liabilities for the secondary guarantees on UL-type products are calculated by multiplying the benefit ratio by the cumulative assessments recorded from contract inception through the balance sheet date less the cumulative secondary guarantee benefit payments plus interest. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes in a manner similar to the unlocking of DAC, PVIF and DSI. The accounting for secondary guarantee benefits impacts, and is impacted by, EGPs used to calculate amortization of DAC, PVIF and DSI.
Fixed indexed annuities are equal to the total of the policyholder account values before surrender charges, and additional reserves established on certain features offered that link interest credited to an equity index. These features are not clearly and closely related to the host insurance contract, and therefore they are recorded at fair value as an additional reserve.
Insurance premiums
The Company’s insurance premiums for traditional life insurance products are recognized as revenue when due from the contractholder. The Company’s traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of term life insurance and certain annuities with life contingencies.
Net investment income
Dividends and interest income, recorded in net investment income, are recognized when earned. Amortization of premiums and accretion of discounts on investments in fixed maturity securities are reflected in net investment income over the contractual terms of the investments in a manner that produces a constant effective yield.
For MBS, included in the trading and AFS fixed maturity securities portfolios, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from originally anticipated prepayments, the effective yield is recalculated prospectively to reflect actual payments to date plus anticipated future payments. Any adjustments resulting from changes in effective yield are reflected in net investment income on the Company’s Consolidated Statements of Operations.
Net investment gains (losses)
Net investment gains (losses) on the Company’s Consolidated Statements of Operations include realized gains and losses from the sale of investments, write-downs for other-than-temporary impairments of available-for-sale investments, derivative and certain embedded derivative gains and losses, and gains and losses on trading securities. Realized gains and losses on the sale of investments are determined using the specific identification method.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
Product fees
Revenue from nontraditional life insurance products and deferred annuities is comprised of policy and contract fees charged for the cost of insurance, policy administration and surrenders and is assessed on a monthly basis and recognized as revenue when assessed and earned.
Benefits
Benefits for fixed and fixed indexed annuities and UL include benefit claims incurred during the period in excess of contract account balances. Benefits also include the change in reserves for life insurance products with secondary guarantee benefits. For traditional life, benefits are recognized when incurred in a manner consistent with the related premium recognition policies.
Income taxes
The Company and its non-life subsidiaries file separate federal income tax returns. The Company’s life subsidiaries file a consolidated life federal return. Deferred income taxes are recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to the extent required to reduce the deferred tax asset to an amount that the Company expects, more likely than not, will be realized.
Federal Home Loan Bank of Atlanta agreements
Contractholder funds include funds related to funding agreements that have been issued to the Federal Home Loan Bank of Atlanta (“FHLB”) as a funding medium for single premium funding agreements issued by the Company to the FHLB.
Funding agreements were issued to the FHLB in 2003, 2004 and 2005. The funding agreements (i.e., immediate annuity contracts without life contingencies) provide a guaranteed stream of payments. Single premiums were received at the initiation of the funding agreements and were in the form of advances from the FHLB. Payments under the funding agreements extend through 2022. The reserves for the funding agreement totaled $159,279 and $159,702 at March 31, 2011 and December 31, 2010, respectively.
In accordance with the agreements, the investments supporting the funding agreement liabilities are pledged as collateral to secure the FHLB funding agreement liabilities. The FHLB investments had a fair value of $214,237 and $231,391 at March 31, 2011 and December 31, 2010, respectively.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
New Accounting Standards
Consolidations Topic
In June 2009, the FASB amended the Consolidations Topic for improvements to financial reporting by entities involved with Variable Interest Entities (“VIEs”) (“ASU 2009-17”). Primarily, the current quantitative analysis used under the Consolidations Topic of the FASB ASC was eliminated and replaced with a qualitative approach that is focused on identifying the variable interest that has the power to direct the activities that most significantly impact the performance of the VIE and absorb losses or receive returns that could potentially be significant to the VIE. In addition, this new accounting standard requires an ongoing reassessment of the primary beneficiary of the VIE, rather than reassessing the primary beneficiary only upon the occurrence of certain pre-defined events. The Company adopted these amendments effective January 1, 2010. The adoption of this standard did not have a material impact on our consolidated financial statements.
Derivatives and Hedging Topic
In July 2010, the FASB amended the Derivatives and Hedging Topic of the FASB ASC to clarify the type of embedded credit derivative that is exempt from bifurcation (“ASU 2010-11”). This guidance clarifies the scope exception for embedded credit derivatives and requires that the only form of embedded credit derivatives that qualify for the exemption are credit derivatives related to the subordination of one financial instrument to another. Further, for securities no longer exempt under the new guidance, entities may continue to forgo bifurcating the embedded derivatives if they elect, on an instrument-by-instrument basis, and report the security at fair value with changes in fair value reported through the consolidated statement of operations. The Company adopted the accounting guidance in ASU 2010-11 effective January 1, 2010. The adoption of this guidance did not have an impact on our consolidated financial statements.
Fair Value Measurements and Disclosures Topic
In January 2010, the FASB amended the Fair Value Measurement and Disclosures Topic of the FASB ASC to expand the disclosure requirements related to fair value measurements (“ASU 2010-06”). A reporting entity is now required to disclose separately the amounts of significant transfers into and out of Level 1 and Level 2 of the fair value hierarchy and describe the reasons for the transfers. Further, a separate presentation of purchases, sales, issuances, and settlements within the rollforward of Level 3 activity is required. Clarification on existing disclosure requirements is also provided in this update relating to the level of disaggregation of information in determining appropriate classes of assets and liabilities as well as disclosure requirements regarding valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. The Company adopted the guidance issued by the FASB effective January 1, 2010, except for the disclosures about purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements which were adopted effective January 1, 2011. The adoption of new guidance resulted in expanded disclosures within Note 5. Other than the expansion of disclosures, the adoption of this guidance did not have any impact on our consolidated financial statements.
Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts
In October 2010, as a result of a consensus of the FASB Emerging Issues Task Force, the FASB issued ASU No. 2010-26, “Financial Services-Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts” (“ASU 2010-26”), which modifies the definition of the types of costs incurred that can be capitalized in the acquisition of new and renewal insurance contracts. This guidance defines allowable deferred acquisition costs as the incremental direct cost of contract

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
acquisition and certain costs related directly to underwriting, policy issuance, and processing. ASU 2010-26 is effective for fiscal years and for interim periods within those fiscal years beginning after December 15, 2011, with early application permitted. The guidance could be applied prospectively or retrospectively. The Company early adopted this standard on a prospective basis effective January 1, 2011. The adoption of this standard did not have a material impact on our consolidated financial statements. For the three months ended March 31, 2011, the Company’s capitalized acquisition costs were $799 lower than if the Company’s previous policy had been applied during that period.
NOTE 3: INVESTMENTS
AFS Securities
The amortized cost, gross unrealized gains (losses), and fair value of AFS securities were as follows:

	As of March 31, 2011
	Amortized	Gross Unrealized Gains		Gross Unrealized Losses
	Cost	Not OTTI	OTTI	Not OTTI	OTTI	Fair Value
AFS Securities
ABS	$520,331	$20,308	$—	$(687)	$—	$539,952
CMBS	612,463	29,523	1,600	(10,266)	—	633,320
Corporates	11,177,308	515,391	—	(149,091)	—	11,543,608
Equities	309,234	1,864	—	(14,897)	—	296,201
Hybrids	734,964	11,788	—	(42,436)	—	704,316
Municipals	701,853	14,349	—	(7,629)	—	708,573
RMBS	900,292	16,694	1,561	(19,147)	(24,931)	874,469
U.S. Government	217,986	3,479	—	(394)	—	221,071

Total AFS securities	$15,174,431	$613,396	$3,161	$(244,547)	$(24,931)	$15,521,510

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)

	As of December 31, 2010
	Amortized	Gross Unrealized Gains		Gross Unrealized Losses
	Cost	Not OTTI	OTTI	Not OTTI	OTTI	Fair Value
AFS Securities
ABS	$508,396	$13,791	$—	$(2,062)	$—	$520,125
CMBS	731,065	25,669	2,821	(12,218)	—	747,337
Corporates	11,303,332	519,733	—	(173,018)	—	11,650,047
Equities	309,874	1,612	—	(18,709)	—	292,777
Hybrids	821,333	11,726	—	(60,253)	—	772,806
Municipals	542,874	8,429	—	(7,929)	—	543,374
RMBS	941,460	15,540	1,343	(26,470)	(30,702)	901,171
U.S. Government	222,461	4,306	—	(150)	—	226,617

Total AFS securities	$15,380,795	$600,806	$4,164	$(300,809)	$(30,702)	$15,654,254

The amortized cost and fair value of fixed maturity AFS securities by contractual maturities were as follows:

	As of March 31, 2011
		Fair
	Amortized Cost	Value
Due in one year or less	$262,699	$267,655
Due after one year through five years	2,445,506	2,545,341
Due after five years through ten years	4,583,509	4,765,273
Due after ten years	4,805,433	4,894,983

Subtotal	12,097,147	12,473,252

ABS	520,331	539,952
CMBS	612,463	633,320
Hybrids	734,964	704,316
RMBS	900,292	874,469

Total fixed maturity AFS securities	$14,865,197	$15,225,309

Actual maturities may differ from contractual maturities because issuers may have the right to call or pre-pay obligations.
As part of the Company’s ongoing securities monitoring process by a committee of investment and accounting professionals, the Company identifies securities in an unrealized loss position that could potentially be other-than-temporarily impaired. See Note 2 for the Company’s accounting policy for other than temporarily impaired investment assets. Due to the issuers’ continued satisfaction of the securities’ obligations in accordance with their contractual terms and the expectation that they will continue to do so, and for loan-backed and structured securities the present value of cash flows expected to be collected is at least the amount of the amortized cost basis of the security, management’s lack of intent to sell these securities for a period of time sufficient to allow for any anticipated recovery in fair value,

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
and the evaluation that it is more likely than not that the Company will not be required to sell these securities prior to recovery, as well as the evaluation of the fundamentals of the issuers’ financial condition and other objective evidence, the Company believes that the fair values of the securities in the sectors identified in the tables below were temporarily depressed as of March 31, 2011 and December 31, 2010.
The fair value and gross unrealized losses, including the portion of OTTI recognized in AOCI, of AFS securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

	As of March 31, 2011
	Less Than or Equal		Greater Than
	To Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
AFS Securities
ABS	$19,906	$(160)	$12,828	$(527)	$32,734	$(687)
CMBS	40,030	(5,877)	63,397	(4,389)	103,427	(10,266)
Corporates	2,275,212	(70,437)	963,815	(78,654)	3,239,027	(149,091)
Equities	102,077	(5,964)	100,755	(8,933)	202,832	(14,897)
Hybrids	62,089	(2,558)	405,488	(39,878)	467,577	(42,436)
Municipals	313,796	(7,108)	4,615	(521)	318,411	(7,629)
RMBS	196,565	(16,490)	173,902	(27,588)	370,467	(44,078)
U.S. Government	9,027	(394)	—	—	9,027	(394)

Total AFS securities	$3,018,702	$(108,988)	$1,724,800	$(160,490)	$4,743,502	$(269,478)

Total number of AFS securities in an unrealized loss position						475

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)

	As of December 31, 2010
	Less Than or Equal		Greater Than
	To Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
AFS Securities
ABS	$87,898	$(916)	$13,205	$(1,146)	$101,103	$(2,062)
CMBS	89,222	(3,860)	127,245	(8,358)	216,467	(12,218)
Corporates	2,311,822	(74,872)	1,087,277	(98,146)	3,399,099	(173,018)
Equities	114,000	(7,039)	98,020	(11,670)	212,020	(18,709)
Hybrids	123,090	(3,943)	401,757	(56,310)	524,847	(60,253)
Municipals	240,546	(7,363)	4,651	(566)	245,197	(7,929)
RMBS	210,558	(24,872)	259,300	(32,300)	469,858	(57,172)
U.S. Government	9,273	(150)	—	—	9,273	(150)

Total AFS securities	$3,186,409	$(123,015)	$1,991,455	$(208,496)	$5,177,864	$(331,511)

Total number of AFS securities in an unrealized loss position						511

At March 31, 2011 and December 31, 2010, securities in an unrealized loss position were primarily concentrated in investment grade corporate debt instruments and structured/hybrid securities, including residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and financial services sector securities. Total unrealized losses decreased by $62,033 between December 31, 2010 and March 31, 2011. The decrease was primarily due to credit spread tightening as global credit markets recovered as well as investment losses realized on security sales and impairments.
At March 31, 2011, for securities with unrealized losses, securities representing 97% of the carrying values were depressed less than 20% of amortized cost. Based upon the Company’s current evaluation of these securities in accordance with its impairment policy and the Company’s intent to retain these investments for a period of time sufficient to allow for recovery in value, the Company has determined that these securities are temporarily impaired.
The majority of the securities depressed over 20% for six consecutive months or greater in the tables above relate to financial service sector securities. Financial services sector securities include corporate bonds, as well as preferred equity issued by large financial institutions that are lower in the capital structure and, as a result, have incurred greater price depressions. Based upon the Company’s analysis of these securities and current macroeconomic conditions, the Company expects these securities to pay in accordance with their contractual obligations and, therefore, has determined that these securities are temporarily impaired as of March 31, 2011. Structured securities primarily are RMBS issues, including sub-prime and Alt-A mortgage loans and CMBS securities. Based upon the Company’s ability and intent to retain the securities until recovery and cash flow modeling results, which demonstrate recovery of amortized cost, the Company has determined that these securities are temporarily impaired as of March 31, 2011. Certain structured securities were deemed to be other than temporarily impaired, which resulted in the recognition of credit losses. Certain securities with previous credit impairment losses continue to be in an unrealized loss position at March 31, 2011 as the securities were not written down to fair value due to the Company’s intent to hold these securities until recovery and cash flow modeling results support recovery of the current amortized cost of the securities.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
The following table provides a reconciliation of the beginning and ending balances of the credit loss portion of other than temporary impairments on fixed maturity securities held by the Company as of March 31, 2011 and 2010 for which a portion of the OTTI was recognized in AOCI:

	For the three months ended March 31,
	2011	2010
Beginning balance	$73,393	$129,167

Increases attributable to credit losses on securities for which an OTTI was not previously recognized	—	1,594
Reductions for securities sold during the period	(4,335)	(42,887)

Ending balance	$69,058	$87,874

For the three months ended March 31, 2011 and 2010, the Company recognized losses totaling $2,939 and $8,905, respectively, related to fixed maturity securities and equity securities which experienced other than temporary impairments and had an amortized cost of $3,125 and $31,464 and a fair value of $186 and $22,559, respectively, at the time of impairment. The Company recognized impairments on these fixed maturity securities and equity securities due to declines in the financial condition and short term prospects of the issuers.
Net Investment Income
The major categories of net investment income on the Company’s Consolidated Statements of Operations were as follows:

	For the three months ended March 31,
	2011	2010
Fixed maturity AFS securities	$214,587	$223,114
Equity AFS securities	4,260	5,192
Trading securities	—	1,312
Policy loans	1,524	1,515
Invested cash & short-term investments	90	23
Other investments	534	583

Gross investment income	220,995	231,739
Investment expense	(3,850)	(3,803)

Net investment income	$217,145	$227,936

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
Net Investment Gains (Losses)
Details underlying net investment gains (losses) reported on the Company’s Consolidated Statements of Operations were as follows:

	For the three months ended March 31,
	2011	2010
Realized gains on fixed maturity AFS securities	$17,419	$58,580
Realized gains (losses) on equity securities	1,753	(325)
Realized gains on certain derivative instruments	19,565	53,521
Unrealized gains on trading securities	—	1,278
Unrealized gains (losses) on certain derivative instruments	45,748	(5,953)

Net investment gains	$84,485	$107,101

Proceeds from the sale of fixed maturity securities totaled $408,850 and $591,575 in the first three months of 2011 and 2010. Gross gains on the sale of fixed maturity securities totaled $25,475 and $64,090 in the first three months of 2011 and 2010; gross losses totaled $7,662 and $2,437 in the first three months of 2011 and 2010.
Details underlying write-downs taken as a result of OTTI that was recognized in net income and included in realized gains on AFS securities above were as follows:

	For the three months ended March 31,
	2011	2010
OTTI recognized in net income
CMBS	$(2,695)	$(4,089)
RMBS	(2)	(1,674)
Other assets	(242)	—

Total	$(2,939)	$(5,763)

The portion of OTTI recognized in Other Comprehensive Income (“OCI”) is disclosed in Note 9.
Concentrations of Financial Instruments
As of March 31, 2011 and December 31, 2010, the Company’s most significant investment in one issuer was the Company’s investment in securities issued by Wachovia Bank Commercial Mortgage with a fair value of $175,530 and $172,379 or 1.1% of the Company’s invested assets, respectively. As of March 31, 2011 and December 31, 2010, the Company’s most significant investment in one industry was the Company’s investment securities in the banking industry with a fair value of $2,035,455 and $2,078,728, or 13% of the invested assets portfolio, respectively. The Company utilized the industry classifications to obtain the concentration of financial instruments amount; as such, this amount will not agree to the AFS securities table above.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
NOTE 4: DERIVATIVES
The Company recognizes all derivative instruments as assets or liabilities in its Consolidated Balance Sheets at fair value. None of the Company’s derivatives qualify for hedge accounting, thus, any changes in the fair value of the derivatives is recognized immediately in the Company’s Consolidated Statements of Operations. The fair value of derivative instruments, including derivative instruments embedded in FIA contracts, presented in the Company’s Consolidated Balance Sheets are as follows:

	As of March 31, 2011	As of December 31, 2010
Assets:
Derivative investments:
Call options	$208,527	$161,468
Other assets:
Futures contracts	1,681	2,309

	$210,208	$163,777

Liabilities:
Contractholder funds:
FIA embedded derivative	$1,493,868	$1,462,592
Other liabilities:
AFS embedded derivative	419	432

	$1,494,287	$1,463,024

The change in fair value of derivative instruments included in the Company’s Consolidated Statements of Operations is as follows:

	For the three months ended March 31,
	2011	2010
Revenues:
Net investment gains:
Call options	$54,151	$36,694
Futures contracts	11,162	10,874
	65,313	47,568
Net investment income:
AFS embedded derivatives	13	1,847

	$65,326	$49,415

Benefits and other changes in policy reserves:
FIA embedded derivatives	$31,276	$55,553

The Company has FIA contracts that permit the holder to elect an interest rate return or an equity market component, where interest credited to the contracts is linked to the performance of various equity indices such as the S&P 500, Dow Jones Industrials or the NASDAQ 100 Index. This feature represents an embedded derivative under the Derivatives and Hedging Topic of the FASB ASC. The FIA embedded derivative is valued at fair value and included in the liability for contractholder funds on the Company’s Consolidated Balance Sheets with changes in fair value included as a component of benefits and other changes in policy reserves in the Company’s Consolidated Statements of Operations.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
When FIA deposits are received, a portion of the deposit is used to purchase derivatives consisting of a combination of call options and futures contracts on the applicable market indices to fund the index credits due to FIA contractholders. The majority of all such call options are one year options purchased to match the funding requirements of the underlying policies. On the respective anniversary dates of the index policies, the index used to compute the annual index credit is reset and the Company purchases new one, two or three year call options to fund the next index credit. The Company manages the cost of these purchases through the terms of its FIA contracts, which permit the Company to change caps or participation rates, subject to guaranteed minimums on each contract’s anniversary date. The change in the fair value of the call options and futures contracts is designed to offset the change in the fair value of the FIA embedded derivative. The call options and futures contracts are marked to fair value with the change in fair value included as a component of net investment gains (losses). The change in fair value of the call options and futures contracts includes the gains and losses recognized at the expiration of the instrument term or upon early termination and the changes in fair value of open positions.
Other market exposures are hedged periodically depending on market conditions and the Company’s risk tolerance. The Company’s FIA hedging strategy economically hedges the equity returns and exposes the Company to the risk that unhedged market exposures result in divergence between changes in the fair value of the liabilities and the hedging assets. The Company uses a variety of techniques including direct estimation of market sensitivities and value-at-risk to monitor this risk daily. The Company intends to continue to adjust the hedging strategy as market conditions and the Company’s risk tolerance change.
The Company is exposed to credit loss in the event of nonperformance by its counterparties on the call options and reflects assumptions regarding this nonperformance risk in the fair value of the call options. The nonperformance risk is the net counterparty exposure based on the fair value of the open contracts less collateral held. The credit risk associated with such agreements is minimized by purchasing such agreements from financial institutions with ratings above “A3” from Moody’s Investor Services or “A-” from Standard and Poor’s Corporation. Additionally, the Company maintains a policy of requiring all derivative contracts to be governed by an International Swaps and Derivatives Association (“ISDA”) Master Agreement.
Information regarding the Company’s exposure to credit loss on the call options it holds is presented in the following table:

		March 31, 2011			December 31, 2010
	Credit	Notional	Fair	Collateral	Notional	Fair	Collateral
Counterparty	Rating	Amount	Value	Held	Amount	Value	Held
Barclay’s Bank	Aa3	$203,113	$9,040	$—	$172,190	$5,827	$—
Credit Suisse	Aa1	154,500	4,093	—	88,500	1,566	—
Bank of America	A2	1,491,216	68,848	28,746	1,568,602	53,993	—
Deutsche Bank	Aa3	1,527,765	62,867	31,000	1,624,756	50,286	21,299
Morgan Stanley	A2	1,779,408	63,679	39,385	1,654,620	49,796	25,924

		$5,156,002	$208,527	$99,131	$5,108,668	$161,468	$47,223

The Company holds cash and cash equivalents received from counterparties for call option collateral, which is included in other liabilities on the Company’s Consolidated Balance Sheets. This call option collateral limits the maximum amount of loss due to credit risk that the Company would incur if parties to the call options failed completely to perform according to the terms of the contracts to $109,396 and $114,245 at March 31, 2011 and December 31, 2010, respectively.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
The Company is required to maintain minimum ratings as a matter of routine practice in its ISDA agreements. Under some ISDA agreements, the Company has agreed to maintain certain financial strength ratings. A downgrade below these levels could result in termination of the open derivative contracts between the parties, at which time any amounts payable by the Company or the counterparty would be dependent on the market value of the underlying derivative contracts. Downgrades of the Company have given multiple counterparties the right to terminate ISDA agreements. No ISDA agreements have been terminated, although the counterparties have reserved the right to terminate the ISDA agreements at any time. In certain transactions, the Company and the counterparty have entered into a collateral support agreement requiring either party to post collateral when the net exposures exceed pre-determined thresholds. These thresholds vary by counterparty and credit rating. Downgrades of the Company’s ratings have increased the threshold amount in the Company’s collateral support agreements, reducing the amount of collateral held and increasing the credit risk to which the Company is exposed.
The Company held 1,996 and 2,915 futures contracts at March 31, 2011 and December 31, 2010, respectively. The fair value of futures contracts represents the cumulative unsettled variation margin. The Company provides cash collateral to the counterparties for the initial and variation margin on the futures contracts which is included in cash and cash equivalents in the Company’s Consolidated Balance Sheets. The amount of collateral held by the counterparties for such contracts at March 31, 2011 and December 31, 2010 was $9,069 and $12,925, respectively.
As of March 31, 2011 and December 31, 2010, the Company owned one debt security that contained a credit default swap. This embedded derivative has been bifurcated from its host contract, marked to fair value and included in other liabilities on the Company’s Consolidated Balance Sheets with the change in fair value included as a component of net investment income on the Company’s Consolidated Statements of Operations. This credit default swap allows the investor to put back to the Company a portion of the security’s par value upon the occurrence of a default event by the bond issuer. A default event is defined as a bankruptcy, failure to pay, obligation acceleration, or restructuring. Similar to other debt instruments, the Company’s maximum principal loss is limited to the original investment of $959 and $989 at March 31, 2011 and December 31, 2010, respectively. As of March 31, 2010 the Company owned four debt securities that contained a credit default swap. Three of these securities were sold subsequent to March 31, 2010. The change in fair value for these four securities was included as a component of net investment income on the Company’s Consolidated Statements of Operations for the three months ended March 31, 2010.
NOTE 5: FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by FASB ASC Topic 820 “Fair Value Measurements and Disclosures”. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The three-level hierarchy for fair value measurement is defined in Note 2. The following table provides information as of March 31, 2011 and December 31, 2010 about the Company’s financial assets and liabilities measured at fair value on a recurring basis.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)

As of March 31, 2011	Level 1	Level 2	Level 3	Total
Assets
Fixed maturity securities available-for-sale
Corporates	$—	$11,358,439	$185,169	$11,543,608
RMBS	—	853,912	20,557	874,469
CMBS	—	633,161	159	633,320
Hybrids	—	696,010	8,306	704,316
ABS	—	139,985	399,967	539,952
U.S. Government	221,071	—	—	221,071
Municipal	—	708,512	61	708,573
Equity securities available-for-sale	—	296,201	—	296,201
Derivative instruments- call options	—	208,527	—	208,527
Other assets — futures contracts	—	1,681	—	1,681

Total assets at fair value	$221,071	$14,896,428	$614,219	$15,731,718

Liabilities
FIA embedded derivatives	$—	$—	$1,493,868	$1,493,868
AFS embedded derivatives	—	—	419	419

Total liabilities at fair value	$—	$—	$1,494,287	$1,494,287

As of December 31, 2010	Level 1	Level 2	Level 3	Total
Assets
Fixed maturity securities available-for-sale
Corporates	$—	$11,452,989	$197,058	$11,650,047
RMBS	—	880,495	20,676	901,171
CMBS		747,154	183	747,337
Hybrids	—	764,772	8,034	772,806
ABS	—	164,318	355,807	520,125
U.S. Government	226,617	—	—	226,617
Municipal	—	543,374	—	543,374
Equity securities available-for-sale	—	292,777	—	292,777
Derivative instruments- call options	—	161,468	—	161,468
Other assets — futures contracts	—	2,309	—	2,309

Total assets at fair value	$226,617	$15,009,656	$581,758	$15,818,031

Liabilities
FIA embedded derivatives	$—	$—	$1,462,592	$1,462,592
AFS embedded derivatives	—	—	432	432

Total liabilities at fair value	$—	$—	$1,463,024	$1,463,024

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
The following tables summarize changes to the Company’s financial instruments carried at fair value and classified within Level 3 of the fair value hierarchy for the periods presented. This summary excludes any impact of amortization of DAC, PVIF, and DSI. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.

	Balance at			Net		Balance at
	beginning	Total realized and		purchases,	Net	end of
	of period —	unrealized gains (losses)		sales,	transfer in	period —
For the three months	January 1,	Included in	Included	issuances &	(out) of	March 31,
ended March 31, 2011	2011	net income	in OCI	settlements	Level 3 (a)	2011
Assets
Fixed maturity securities available-for-sale:
Corporates	$197,058	$404	$(6,641)	$(5,666)	$14	$185,169
RMBS	20,676	—	1,034	(1,153)	—	20,557
CMBS	183	—	(24)	—	—	159
Hybrids	8,034	—	272	—	—	8,306
ABS	355,807	9,700	11,857	22,603	—	399,967
Municipals	—	—	—	—	61	61

Total assets at fair value	$581,758	$10,104	$6,498	$15,784	$75	$614,219

Liabilities
Fixed indexed annuities	$1,462,592	$31,276	$—	$—	$—	$1,493,868
AFS embedded derivatives	432	(13)	—	—	—	419

Total liabilities at fair value	$1,463,024	$31,263	$—	$—	$—	$1,494,287

	Balance at			Net		Balance
	beginning	Total realized and		purchases,	Net	at end of
	of period —	unrealized gains (losses)		sales,	transfer in	period —
For the three months	January 1,	Included in	Included	issuances &	(out) of	March 31,
ended March 31, 2010	2010	net income	in OCI	settlements	Level 3 (a)	2010
Assets
Fixed maturity securities available-for-sale:
Corporates	$302,064	$6,383	$1,588	$(14,683)	$23,146	$318,498
RMBS	4,384	—	—	—	18,237	22,621
CMBS	20,701	—	1,000	(3,313)	370	18,758
Hybrids	10,996	—	—	—	9,564	20,560
ABS	324,057	—	4,774	5,617	9,176	343,624
Equity securities available-for-sale	6,694	—	—	—	(6,694)	—

Total assets at fair value	$668,896	$6,383	$7,362	$(12,379)	$53,799	$724,061

Liabilities
Fixed indexed annuities	$1,420,352	$55,553	$—	$—	$—	$1,475,905
AFS embedded derivatives	13,770	(1,847)	—	—	—	11,923

Total liabilities at fair value	$1,434,122	$53,706	$—	$—	$—	$1,487,828

(a)	The net transfers in and out of Level 3 in 2011 and 2010 were exclusively to or from Level 2.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
The following table presents the gross components of purchases, sales, and settlements, net, of Level 3 financial instruments for the three months ended March 31, 2011. There were no issuances during this period.

				Net purchases,
				sales, issuances
	Purchases	Sales	Settlements	& settlements
Assets
Fixed maturity securities available-for-sale:
Corporates	$—	$(5,666)	$—	$(5,666)
RMBS	—	—	(1,153)	(1,153)
ABS	50,549	(17,544)	(10,402)	22,603

Total assets	$50,549	$(23,210)	$(11,555)	$15,784

Financial assets and liabilities not carried at fair value include accrued investment income, due to affiliates, due from affiliates, and portions of other liabilities. The fair values of these financial instruments approximate their carrying values due to their short duration. Financial instruments not carried at fair value also include investment contracts which are comprised of deferred annuities, FIAs and immediate annuities. The Company estimates the fair values of investment contracts based on expected future cash flows, discounted at their current market rates. The carrying value of investment contracts was $12,394,800 and $12,563,045 as of March 31, 2011 and December 31, 2010, respectively. The fair value of investment contracts was $11,014,154 and $11,027,282 as of March 31, 2011 and December 31, 2010, respectively.
The fair value of the Company’s fixed and fixed indexed annuity contracts is based on their approximate account values.
The fair value of the Company’s $248,505 note payable to affiliate approximates its book value.
NOTE 6: TRANSACTIONS WITH AFFILIATES
Certain of the Company’s investments were managed by various affiliated companies of OM. These agreements were terminated late in 2010. Fees incurred in connection with these services (excluding any overall intercompany allocations) totaled approximately $1,441 for the three months ended March 31, 2010 (prior to termination of the agreements).
The Company held five long-term notes from affiliated companies of OM as of December 31, 2010 which were classified as “Notes receivable from affiliates including accrued interest” on the Consolidated Balance Sheets. These notes had an actual cost totaling $76,000 with interest rates ranging from 5.95% to 8.30%
These long-term notes were repaid in full on March 31, 2011, when the Company received cash equal to the outstanding principal balance of $76,000 plus accrued interest of $1,541. During the three months ended March 31, 2010 the Company received an interest payment of $694 on these long-term notes.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
These long-term notes were comprised of the following:

December 31, 2010
		Accrued
	Interest	Interest at			12/31/10
Actual Cost	Rate	12/31/10	Acquired Date	Maturity Date	Receivable
$30,000	5.9%	$4	12/15/2005	12/31/2013	$30,004
10,000	6.1%	2	12/18/2006	12/17/2014	10,002
10,000	8.3%	2	12/22/2008	12/31/2015	10,002
10,000	7.0%	2	12/18/2009	12/31/2016	10,002
16,000	7.0%	247	9/25/2006	9/25/2014	16,247

$76,000		$257			$76,257

The Company has certain outstanding long-term notes which were due to the former parent, OMGUK, which are classified as “Notes payable to affiliate, including accrued interest” on the Consolidated Balance Sheets. OMGUK assigned its interest in these notes to Harbinger F&G in connection with the sale of the Company. See Note 11. The components were as follows:

	March 31, 2011	December 31, 2010
Term note principal	$225,000	$225,000
Term note accrued interest	2,048	19,584
Credit facility principal	21,296	—
Credit facility accrued interest	161	—

Total payable	$248,505	$244,584

On February 25, 2009, the Company borrowed $225,000 under a term loan agreement with OMGUK which bears interest at 10.24%, payable annually on February 28. The term loan is due on February 28, 2014.
Also on February 25, 2009, the Company entered into a $100,000 revolving credit facility with OMGUK under which borrowings bear interest at the three month LIBOR plus 8.18% and are due on February 28, 2014. During February 2011 and 2010 the Company borrowed $21,296 and $23,616, respectively, against this revolving credit facility to pay interest on the term loan. As of March 31, 2011, the $21,296 borrowing remained outstanding. In December 2010 the Company repaid the February 2010 revolving credit facility borrowing in full with a total payment of $25,275 ($23,616 of principal and $1,659 in accrued interest). Accordingly, as of December 31, 2010, there were no outstanding borrowings under this revolving credit facility.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
NOTE 7: OTHER LIABILITIES
The components of other liabilities were as follows:

	As of March 31, 2011	As of December 31, 2010
Call options collateral held	$99,131	$47,223
Retained asset account	196,557	191,065
Deferred reinsurance revenue	39,972	43,577
Derivative financial instruments — liabilities	419	432
Other	155,490	109,542

Total Other liabilities	$491,569	$391,839

NOTE 8: INCOME TAXES
The effective tax rate is a ratio of tax expense over pre-tax income (loss). The effective tax rate was (165.7)% and (353.6)% for the three months ended March 31, 2011 and 2010, respectively. The effective tax rate on pre-tax income (loss) from operations was different than the prevailing corporate federal income tax rate. Differences in the effective rate and the U.S. statutory rate of 35% were mainly the result of a reduction in the valuation allowance.
The application of GAAP requires the Company to evaluate the recoverability of its deferred tax assets and establish a valuation allowance if necessary, to reduce the Company’s deferred tax asset to an amount that is more likely than not to be realizable. Considerable judgment and the use of estimates are required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, the Company considers many factors, including: the nature and character of the deferred tax assets and liabilities; taxable income in prior carryback years; future reversals of temporary differences; the length of time carryovers can be utilized; and any tax planning strategies the Company would employ to avoid a tax benefit from expiring unused.
As of March 31, 2011 and December 31, 2010, the Company does not believe that it is more likely than not that its capital losses, capital related investment deferred tax assets, and certain net operating losses will be fully utilized. Accordingly, valuation allowances of $76,255 and $87,068 as of March 31, 2011 and December 31, 2010, respectively, were set up against those deferred tax assets. A change in the valuation allowance of $(750) and $(43,137) was recorded as a component of other comprehensive income in shareholder’s equity and $(10,063) and $(81,483) was recorded in the Consolidated Statement of Operations for the three months ended March 31, 2011 and 2010, respectively, to record the change in the estimated recoverable deferred tax asset. Certain tax attributes will become annually limited in terms of realization as a consequence of the acquisition of the Company by Harbinger F&G from OMGUK. See Note 11.
NOTE 9: ACCUMULATED OTHER COMPREHENSIVE INCOME
Net unrealized gains and losses on investment securities classified as AFS are reduced by deferred income taxes and adjustments to DAC, PVIF and DSI that would have resulted had such gains and losses been realized. Net unrealized gains and losses on AFS investment securities reflected as a separate component of accumulated other comprehensive income were as follows as of March 31, 2011 and December 31, 2010:

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)

	As of March 31, 2011	As of December 31, 2010
Net unrealized investment gains, net of tax
Unrealized investments gains	$347,079	$273,459
Adjustments to DAC, PVIF and DSI	(311,641)	(226,657)
Deferred tax valuation allowance	(1,251)	(2,001)
Deferred income tax liability	(12,478)	(16,354)

Net unrealized investment gains, net of tax	21,709	28,447
Other, net of tax	(494)	(784)

Accumulated other comprehensive income, net of tax	$21,215	$27,663

Changes in net unrealized gains and losses on investment securities classified as AFS recognized in other comprehensive income and loss for the three months ended March 31, 2011 and 2010 were as follows:

	For the three months ended March 31,
	2011	2010
Changes in unrealized investment gains:
Changes in unrealized investment gains before reclassification adjustment	$76,739	$415,873
Net reclassification adjustment for gains included in net income	(19,172)	(58,255)

Changes in unrealized investment gains after reclassification adjustment	57,567	357,618
Adjustments to DAC, PVIF and DSI	(71,018)	(181,218)
Changes in deferred tax valuation allowance	750	43,137
Changes in deferred income tax asset/liability	4,606	(61,740)

Changes in net unrealized investment (losses) gains, net of tax	(8,095)	157,797

Changes in non-credit related OTTI recognized in OCI:
Changes in non-credit related OTTI	16,053	(1,076)
Adjustments to DAC, PVIF and DSI	(13,966)	655
Changes in deferred income tax asset/liability	(730)	147

Changes in non-credit related OTTI, net of tax	1,357	(274)

Other, net of tax	290	243

Other comprehensive (loss) income, net of tax	$(6,448)	$157,766

NOTE 10: COMMITMENTS AND CONTINGENCIES
Commitments
The Company leases office space under non-cancelable operating leases that expire in May 2021. The Company also leases office furniture and office equipment under noncancelable operating leases that expire in 2012. The Company is not involved in any material sale-leaseback transactions. For the three months ended March 31, 2011 and 2010, rent expense was $524 and $586, respectively.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
At March 31, 2011, the minimum rental commitments under the non-cancelable leases are as follows:

Years Ending December 31:	Amount
2011 (nine months)	$1,692
2012	2,031
2013	1,967
2014	2,026
2015	2,026
Thereafter	12,659

Total	$22,401

The Company subleases a portion of its office space under a non-cancelable lease which expires in May 2011. The minimum aggregate rental commitment on this sublease is $143. The total rental amount to be received by the Company under this sublease is $64.
Contingencies
Business Concentration, Significant Risks and Uncertainties
Financial markets in the United States and elsewhere have experienced extreme volatility and disruption for more than two years, due largely to the stresses affecting the global banking system. Like other life insurers, the Company has been adversely affected by these conditions. The Company is exposed to financial and capital markets risk, including changes in interest rates and credit spreads which have had an adverse effect on the Company’s results of operations, financial condition and liquidity. As detailed in the following paragraph, the Company expects to continue to face challenges and uncertainties that could adversely affect the Company’s results of operations and financial condition.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will increase the net unrealized loss position of the Company’s investment portfolio and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of the Company’s products may be exposed to disintermediation risk. Disintermediation risk refers to the risk that policyholders may surrender their contracts in a rising interest rate environment, requiring the Company to liquidate assets in an unrealized loss position. This risk is mitigated to some extent by the high level of surrender charge protection provided by the Company’s products.
Regulatory and Litigation Matters
The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At March 31, 2011 and December 31, 2010, the Company has accrued $6,995 and $7,225 for guaranty fund assessments, respectively. Future premium tax deductions at March 31, 2011 and December 31, 2010 are estimated at $4,632 and $4,622, respectively.
On April 19, 2010, the federal court approved a settlement of litigation related to an asserted class action Ow/Negrete v. Fidelity & Guaranty Life Insurance Company pending in the United States District Court, Central District of California. The Settlement Agreement Order became final on July 1, 2010 and provides for relief which is available to persons age 65 and older

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
who purchased certain deferred annuities with surrender charges of 7 years or greater, with the exception of multi-year guaranteed annuities. The estimated cost for the settlement is $11,500, of which $10,300 was paid in 2010. The Company had previously established a liability for the estimated cost of this settlement and, therefore, the settlement did not have a material effect on the Company’s results of operations in 2010.
In the ordinary course of its business, the Company is involved in various pending or threatened legal proceedings, including purported class actions, arising from the conduct of business. In some instances, these proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief. In the opinion of management and in light of existing insurance, reinsurance and established reserves, such litigation is not expected to have a material adverse effect on the Company’s financial position, although it is possible that the results of operations could be materially affected by an unfavorable outcome in any one annual period.
NOTE 11: SUBSEQUENT EVENTS
The Company evaluated all events and transactions that occurred after March 31, 2011 through June 15, 2011, the date these financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events; however, the Company did have unrecognizable subsequent events as discussed below:
Purchase agreement involving the Company
On April 6, 2011, pursuant to the First Amended and Restated Stock Purchase Agreement, dated as of February 17, 2011 (the “F&G Stock Purchase Agreement”), between Harbinger F&G and OMGUK, Harbinger F&G acquired from OMGUK all of the outstanding shares of capital stock of the Company and OMGUK’s interest in certain notes receivable from the Company in consideration for $350,000, which could be reduced by up to $50,000 post closing if certain regulatory approval is not received. The Company’s obligation to OMGUK under the notes, including interest, was $248,505 at March 31, 2011 and was assigned to Harbinger F&G concurrently with the closing of the transaction pursuant to terms of a Deed of Novation. Approval of the transaction was received from the Maryland Insurance Administration on March 31, 2011 and from the New York State Insurance Department on April 1, 2011.
Prior to the closing of the sale transaction, OMGUK financed a total of $775,000 of statutory reserves ceded to Old Mutual Reassurance (Ireland) Ltd. (“OM Re”) with a letter of credit (See Note 6 for a description of other indebtedness). OMGUK will continue to provide this financing after closing in the following manner:
•	Statutory reserves of $280,000 ceded to OM Re on annuity business will be financed by OMGUK through letters of credit. This requirement for reserves is expected to decrease significantly over the next few years.
•	OMGUK will act as the legal guarantor of up to $535,000 of statutory reserves previously ceded to OM Re on the life insurance business until December 31, 2012. Harbinger F&G also serves as a guarantor.
As part of the transaction the long-term notes from affiliated companies of OM, discussed in Note 6 were settled for the principal amount plus accrued interest.
The Company possesses certain tax attributes, including the net operating loss carryforwards, capital loss carryforwards and tax credit carryforwards discussed in Note 8, which will become annually limited in

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2011
(DOLLARS IN THOUSANDS)
terms of realization as a consequence of the acquisition of the Company by Harbinger F&G from OMGUK.
Additionally, the F&G Stock Purchase Agreement between Harbinger F&G and OMGUK includes a Guarantee and Pledge Agreement which creates certain obligations for the Company as a grantor and also grants a security interest to OMGUK of the Company’s equity interest in FGL Insurance in the event that Harbinger F&G fails to perform in accordance with the terms of the F&G Stock Purchase Agreement.
Reinsurance transactions
On April 7, 2011, FGL Insurance recaptured all of the life insurance business ceded to OM Re. OM Re transferred assets with a fair value of $664,132 to FGL Insurance in settlement of all of OM Re’s obligations under these reinsurance agreements. On April 7, 2011, FGL Insurance re-ceded on a coinsurance basis a significant portion of this business to a newly-formed, wholly-owned captive reinsurance company, Raven Reinsurance Company (“Raven Re”), domiciled in Vermont. Raven Re was capitalized by a $250 capital contribution from FGL Insurance and a surplus note issued to OMGUK in the principal amount of $95,000. Raven Re will finance up to $535,000 of the reserves for this business with a letter of credit facility provided by a financial institution and guaranteed by OMGUK and Harbinger F&G.
On January 26, 2011, Harbinger F&G entered into a commitment agreement with an unaffiliated reinsurer committing FGL Insurance to enter into two amendments to an existing treaty with the unaffiliated reinsurer. On April 8, 2011, FGL Insurance also ceded significantly all of the remaining life insurance business that it had retained to the unaffiliated reinsurance company under the first of the two amendments with the unaffiliated reinsurer. FGL Insurance transferred assets with a fair value of $423,673 to the unaffiliated entity and received a ceding commission of $139,600. Under the terms of the commitment agreement Harbinger F&G could make an election between two versions of the third amendment to the existing treaty. On April 26, 2011, Harbinger F&G elected the amendment that commits FGL Insurance to cede to this unaffiliated reinsurance company all of the business currently reinsured with Raven Re by November 30, 2012, subject to regulatory approval. The third amendment is intended to mitigate the risk associated with Harbinger F&G’s obligation under the F&G Stock Purchase Agreement to replace the Raven Re reserve facility by December 31, 2012.